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NAVIDEA BIOPHARMACEUTICALS, INC.
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2017 ANNUAL MEETING OF STOCKHOLDERS

May 24, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Navidea Biopharmaceuticals, Inc., which will be held at 9:00 a.m., Eastern Daylight Time, on June 29, 2017, at the Hilton Garden Inn, 70 Challenger Road, Ridgefield Park, NJ 07660, 201-641-2024. The matters on the meeting agenda are described in the Notice of 2017 Annual Meeting of Stockholders and proxy statement which accompany this letter.

We hope you will be able to attend the meeting, but regardless of your plans, we ask that you please complete, sign, and date the enclosed proxy card and return it in the envelope provided, or take advantage of the opportunity to vote online or by telephone, so that your shares will be represented at the meeting.

Very truly yours,

/s/ Michael M. Goldberg, M.D.

Michael M. Goldberg, M.D.

President and Chief Executive Officer

NAVIDEA BIOPHARMACEUTICALS, INC.
5600 Blazer Parkway, Suite 200
Dublin, Ohio 43017

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
NAVIDEA BIOPHARMACEUTICALS, INC.:

The Annual Meeting of the Stockholders of Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held at the Hilton Garden Inn, 70 Challenger Road, Ridgefield Park, NJ 07660, 201-641-2024, on June 29, 2017, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.
To elect two directors, to serve for a term of three years or until their successors are duly elected and qualified;

2.
To hold an advisory vote on the compensation of our named executive officers;

3.
To hold an advisory vote on the frequency of voting on the compensation of our named executive officers;

4.
To approve a potential amendment to our amended and restated certificate of incorporation to effect a one-for-twenty reverse stock split;

5.
To ratify the appointment of Marcum LLP as our independent registered public accounting firm for 2017; and

6.
To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 15, 2017, as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder at the Annual Meeting and for a period of 10 days before the Annual Meeting at the executive offices of the Company.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 29, 2017: The proxy statement and annual report to security holders are available at www.proxyvote.com.

Whether or not you plan to attend the Annual Meeting, please complete, sign, and date the enclosed proxy card and return it in the envelope provided, or take advantage of the opportunity to vote your proxy online or by telephone.

By Order of the Board of Directors

/s/ Michael M. Goldberg, M.D.

Michael M. Goldberg, M.D.

President and Chief Executive Officer
Dublin, Ohio
May 24, 2017

NAVIDEA BIOPHARMACEUTICALS, INC.
_______________________________

2017 ANNUAL MEETING OF STOCKHOLDERS

June 29, 2017
_______________________________

PROXY STATEMENT

Dated May 24, 2017
_______________________________

GENERAL INFORMATION

Date, Time and Place of Annual Meeting. The Annual Meeting of the Stockholders of Navidea Biopharmaceuticals, Inc. will be held at the Hilton Garden Inn, 70 Challenger Road, Ridgefield Park, NJ 07660, 201-641-2024, on June 29, 2017, at 9:00 a.m., Eastern Daylight Time.

Solicitation. This proxy statement is furnished to the stockholders of Navidea Biopharmaceuticals, Inc., a Delaware corporation (“Navidea,” the “Company,” “we,” “our,” or “us”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors”) of proxies to be voted at our 2017 Annual Meeting of Stockholders (“Annual Meeting”) to be held on June 29, 2017, and any adjournment thereof. We have elected to furnish proxy materials and our 2016 annual report to our stockholders using the full set delivery option pursuant to the rules of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, a copy of the notice of meeting, this proxy statement, together with a proxy card, and annual report were first mailed to stockholders on or about May 24, 2017. These proxy materials are also available free of charge at www.proxyvote.com. All expenses in connection with this solicitation of proxies will be paid by us. Proxies will be solicited principally by mail, but directors, officers and certain other individuals authorized by us may personally solicit proxies. We have retained Laurel Hill Advisory Group, 2 Robbins Lane, Suite 201, Jericho, NY 11753 as our proxy solicitor. Banks and brokers may call (516) 933-3100; all others may call toll-free at (888) 742-1305. We will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners.

Company Address. The mailing address of our principal executive offices is 5600 Blazer Parkway, Suite 200, Dublin, Ohio 43017.

Voting Rights. Stockholders of record at the close of business on May 15, 2017 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of that date, there were 161,898,338 shares of common stock, par value $0.001 per share (“Common Stock”) outstanding and no shares of any series of preferred stock outstanding (“Preferred Stock”). Each holder of Common Stock of record on May 15, 2017, is entitled to one vote per share held with respect to all matters which may be brought before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or by completing, signing, dating and mailing to us the accompanying proxy card in the postage-prepaid envelope provided.

Authorization. The shares represented by the accompanying proxy will be voted as directed if the proxy is properly completed, signed, and received by us or otherwise properly voted on the Internet or by telephone. The proxy will be voted at the discretion of the persons acting under the proxy to transact such other business as may properly come before the Annual Meeting and any adjournment thereof. If you are a holder of record and you sign, date, and send in your proxy but do not indicate how you want to vote, your proxy will be voted “For” each of the proposals to be voted on at the Annual Meeting.

Revocation. Any stockholder returning the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to the Company, by duly executing and delivering to the Company a proxy card bearing a later date, or by voting in person at the Annual Meeting. Please note, however, if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Tabulation. Under Section 216 of the Delaware General Corporation Law (the “DGCL”) and our bylaws (“Bylaws”), the presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by signed proxies that are returned to the Company will be counted toward the quorum even though they are marked as “Abstain,” “Against” or “Withhold Authority” on one or more, or all matters, or they are not marked at all. Brokers, banks, or other nominees who hold their customers’ shares in street name, may, under the applicable rules of the exchanges and other self-regulatory organizations of which such brokers, banks, or other nominees are members, sign and submit proxies for such shares and may vote such shares on routine matters. The proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm is considered a routine matter. Brokers, banks, or other nominees may not vote on matters considered non-routine without specific instructions from the customer who owns the shares. The proposals to elect two directors, approve the compensation of our named executive officers and the frequency of voting to approve such compensation, and approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split, are not considered routine matters. Proxies signed and submitted by brokers, banks, or other nominees that have not been voted on certain matters are referred to as broker non-votes. Such proxies count toward the establishment of a quorum. We encourage you to provide voting instructions to any broker, bank or other nominee that holds your shares by carefully following the instructions provided in the notice from such entity.

Under Section 216 of the DGCL and our Bylaws, the election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of our Common Stock at a meeting at which a quorum is present. Proxies that are marked “Withhold Authority” and broker non-votes will not be counted toward a nominee’s achievement of a plurality and, thus, will have no effect.

Under our Bylaws, approval of the proposals relating to the compensation of our named executive officers as well as the frequency of voting for such compensation requires the affirmative vote of a majority of the shares of our Common Stock represented in person or by proxy at the Annual Meeting. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote “Against” the proposal. Broker non-votes are disregarded and will have no effect.

Under Section 242 of the DGCL and our Bylaws, the amendment to our amended and restated certificate of incorporation to effectuate a one-for-twenty reverse stock split requires the affirmative vote of the holders of a majority of the shares of our outstanding Common Stock entitled to vote. For purposes of determining the number of shares of our Common Stock voting on the amendment, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have the effect of a negative vote.

The ratification of Marcum LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our Common Stock represented in person or by proxy at the Annual Meeting. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote “Against” each proposal. Broker non-votes are disregarded and will have no effect.

Effect of Not Casting Your Vote. If you hold your shares in street name it is critical that you cast your vote if you want it to count. If you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote, no votes will be cast on your behalf for any of the proposals to be considered at the Annual Meeting; except, your bank, broker, or other nominee will continue to have discretion to vote any uninstructed shares on the proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Nominees for Election as Directors

We presently have five directors on our Board of Directors, comprised of three classes with terms expiring at the Annual Meetings in 2017, 2018 and 2019, respectively, and each containing, two, one and two director(s), respectively. At the 2017 Annual Meeting, the nominees to the Board of Directors receiving the highest number of votes will be elected as directors to a term of three years expiring in 2020.

Our Compensation, Nominating and Governance Committee (“CNG Committee”) has nominated Michael M. Goldberg, M.D. and Mark I. Greene, M.D., Ph.D., FRCP for election as directors to serve for a term of three years. Stockholders may not vote for a greater number of persons than the number of nominees named.

Only “For” or “Withhold Authority” votes are counted in determining whether a plurality has been cast in favor of a director nominee. You cannot abstain in the election of a director, and broker non-votes are not counted. We have no reason to believe that any nominee will not stand for election or serve as a director. In the event that a nominee fails to stand for election, the proxies will be voted for the election of another person designated by the persons named in the proxy. See the section entitled “General Information–Tabulation.”

Set forth below is current biographical information about our directors, including the qualifications, experience and skills that make them suitable for service as a director. Each listed director’s respective experience and qualifications described below led the CNG Committee to conclude that such director is qualified to serve as a member of our Board of Directors.

The Board of Directors has nominated the following persons to serve as directors of the Company until the 2020 Annual Meeting:

Michael M. Goldberg, M.D. has served as a director of Navidea since November 2013 and as President and Chief Executive Officer of Navidea since September 2016. Dr. Goldberg has been a Managing Partner of Montaur Capital Partners since January 2007. From 2007 to 2013 Dr. Goldberg managed a life science investment portfolio for Platinum Partners called Platinum-Montaur Life Sciences, LLC (“Platinum-Montaur” and together with its affiliates, “Platinum”). Prior to that, Dr. Goldberg served as the Chief Executive Officer of Emisphere Technologies, Inc., from August 1990 to January 2007 and as its President from August 1990 to October 1995. He also served on Emisphere’s board of directors from November 1991 to January 2007. Previous to that, Dr. Goldberg served as Vice President of The First Boston Corp., where he was a founding member of the Healthcare Banking Group. Dr. Goldberg has been a Director of Echo Therapeutics, Inc., AngioLight, Inc., Urigen Pharmaceuticals, Inc., Alliqua BioMedical, Inc., and ADVENTRX Pharmaceuticals, Inc. Dr. Goldberg received a B.S. degree from Rensselaer Polytechnic Institute, an M.D. from Albany Medical College of Union University in 1982, and an M.B.A. from Columbia University Graduate School of Business in 1985.

Mark I. Greene, M.D., Ph.D., FRCP has served as a director of Navidea since March 2016. Dr. Greene has been Director of the Division of Immunology, Department of Pathology at University of Pennsylvania School of Medicine since 1986. Dr. Greene was the Associate Director of the Division for Fundamental Research, University of Pennsylvania Cancer Center from 1987-2009 and has been the John Eckman Professor of Medical Science of the University of Pennsylvania School of Medicine since 1989. From 1980 to1986 he served as an Associate Professor of both Harvard University and Harvard Medical School. His groundbreaking work in erbB receptor function led to the development of Herceptin (Genentech) and to the development of a proprietary method for the rapid, reliable design of allosteric inhibitors of receptors and enzymes. Dr. Greene currently serves as a Member of the Scientific Advisory Board of Navidea’s subsidiary Macrophage Therapeutics. He previously served as a scientific advisor to Ception Therapeutics, Antisome PLC and Fulcrum Technologies and also served as a Member of the Scientific Advisory Boards of Fulcrum Pharmaceuticals, Inc. and Tolerx, Inc. He previously served as an Emeritus Director of Emisphere Technologies, Inc. where he also served as a Director. Additionally, Dr. Greene previously served as a Director of Ribi Immunochem Research, Inc. and currently serves as a Consultant of Martell Biosystems, Inc. Dr. Greene has an outstanding record of contributions to cancer biology and drug discovery that is well-documented in over 400 publications. Dr. Greene is a recipient of many awards and patents and has collaborated with a number of pharmaceutical companies. He received his M.D. (1972) and Ph.D. (1977) from the University of Manitoba, Canada, became a Fellow of the Royal College in 1976 and then joined the faculty of Harvard Medical School in 1978.

The Board of Directors unanimously recommends a vote “FOR” each of the director nominees named above.

Director whose term continues until the 2018 Annual Meeting:

Anthony S. Fiorino, M.D., Ph.D. has served as a Director of Navidea since March 2016. Dr. Fiorino has almost 20 years of experience in biotechnology finance and drug development. Since December 2015, he has been President and Chief Executive Officer of Triumvira Immunologics, located in Hamilton, Ontario, Canada and Hackensack, New Jersey.  Prior to this he was Chief Executive Officer at BrainStorm Cell Therapeutics from June 2014 to November 2015.  From January 2013 to May 2014, he was a Managing Director at Greywall Asset Management, a healthcare equity fund, and President and Managing Member of Alchimia Partners, his consulting firm, from February 2008 to December 2012. Dr. Fiorino was also Founder, President and Chief Executive Officer of EnzymeRx, where he led the acquisition of a late-stage pre-clinical biologic and the development of the compound through Phase 1/2 clinical trials and its subsequent sale to 3SBio. Before founding EnzymeRx, Dr. Fiorino worked as a biotechnology and pharmaceuticals analyst and portfolio manager at firms including JP Morgan, Citigroup, and Pequot Capital. Dr. Fiorino earned an M.D. (1996) and a Ph.D. (1995) from the Albert Einstein College of Medicine where he studied the differentiation of liver progenitor cells, a B.S. in Biology from the Massachusetts Institute of Technology (1989) and has authored over 20 publications in the medical and scientific literature.

Directors whose terms continue until the 2019 Annual Meeting:

Y. Michael Rice has served as a director of Navidea since May 2016. Mr. Rice is a founding partner of LifeSci Advisors, LLC and LifeSci Capital, LLC, companies which he co-founded in March 2010. Prior to co-founding LifeSci Advisors and LifeSci Capital, Mr. Rice was the co-head of health care investment banking at Canaccord Adams, where he was involved in debt and equity financing. Mr. Rice was also a Managing Director at ThinkEquity Partners where he was responsible for managing Healthcare Capital Markets, including the structuring and execution of numerous transactions. Prior to that, Mr. Rice served as a Managing Director at Banc of America serving large hedge funds and private equity healthcare funds. Previously, he was a Managing Director at JPMorgan/Hambrecht & Quist. Mr. Rice currently serves on the board of directors of RDD Pharma, a specialty pharmaceuticals company. Mr. Rice received a B.A. from the University of Maryland.

Eric K. Rowinsky, M.D. has served as a director of Navidea since July 2010. Dr. Rowinsky has served as Executive Chairman, President, and Head of the Scientific Advisory Board of RGenix, Inc, since June 2015. Dr. Rowinsky is also the Chief Scientific Officer of Clearpath Development Corporation, which accelerates the development of novel therapeutics to proof of concept, and an Adjunct Professor of Medicine at New York University School of Medicine. He was the Head of Research and Development, Executive Vice President, and Chief Medical Officer of Stemline Therapeutics, Inc. from 2012 to 2015, and was the Chief Executive Officer and Founder of Primrose Therapeutics from August 2010 to September 2011 at which time it was acquired. From 2005 to 2009, he served as the Chief Medical Officer and Executive Vice President of Clinical Development and Regulatory Affairs of ImClone Systems Incorporated, a life sciences company, which was acquired by Eli Lilly. Prior to that, Dr. Rowinsky held several positions at the Cancer Therapy & Research Center’s Institute of Drug Development, including Director of the Institute, Director of Clinical Research and SBC Endowed Chair for Early Drug Development, and concurrently served as Clinical Professor of Medicine in the Division of Medical Oncology at the University of Texas Health Science Center at San Antonio. Dr. Rowinsky was an Associate Professor of Oncology at the Johns Hopkins University School of Medicine and on active staff at the Johns Hopkins School of Medicine from 1987 to 1996. Dr. Rowinsky is a member of the boards of directors of Biogen Idec, Inc., Fortress Biosciences, Inc. and Verastem, Inc., publicly-held life sciences companies. He is also an Adjunct Professor of Medicine at New York University. Dr. Rowinsky has extensive research and drug development experience, oncology expertise, corporate strategy, and broad scientific and medical knowledge.

CORPORATE GOVERNANCE

Directors

Set forth below are the names and committee assignments of the persons who constitute our Board of Directors.

Name	Age	Committee(s)
Anthony S. Fiorino, M.D., Ph.D.	49	Audit
Michael M. Goldberg, M.D.	58	--
Mark I. Greene, M.D. Ph.D., FRCP	68	Compensation, Nominating and Governance
Y. Michael Rice	52	Audit (Chairman); Compensation, Nominating and Governance
Eric K. Rowinsky, M.D.	60	Audit; Compensation, Nominating and Governance (Chairman)

Director Qualifications

Our Board of Directors believes that individuals who serve on the Board of Directors should have demonstrated notable or significant achievements in their respective field; should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of our stockholders. The following are qualifications, experience and skills for board members which are important to our business and its future:

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 General Management. Directors who have served in senior leadership positions are important to us as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board of Directors, are enhanced by their leadership experience developed at businesses or organizations that operated on a global scale, faced significant competition, or involved other evolving business models.

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Industry Knowledge. Because we are a pharmaceutical development company, education or experience in our industry, including medicine, pharmaceutical development, marketing, distribution, or the regulatory environment, is important because such experience assists our directors in understanding and advising our Company.

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Business Development/Strategic Planning. Directors who have a background in strategic planning, business development, strategic alliances, mergers and acquisitions, and teamwork and process improvement provide insight into developing and implementing strategies for growing our business.

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Finance/Accounting/Control. Knowledge of capital markets, capital structure, financial control, audit, reporting, financial planning, and forecasting are important qualities of our directors because such qualities assist in understanding, advising, and overseeing our Company’s capital structure, financing and investing activities, financial reporting, and internal control of such activities.

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Board Experience/Governance. Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board to the chief executive officer and other management personnel, the importance of particular agenda and oversight matters, and oversight of a changing mix of strategic, operational, and compliance-related matters.

Board of Directors Meetings

Our Board of Directors held a total of 17 meetings in the fiscal year ended December 31, 2016, and each of the directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees (if any) on which he served, except for Ricardo J. Gonzalez, who attended 73 percent of the aggregate number of meetings of the Board of Directors held during his time as a board member. It is our policy that all directors attend the Annual Meeting of Stockholders. However, conflicts and unforeseen events may prevent the attendance of a director, or directors. All then-current members of our Board of Directors attended the 2016 Annual Meeting of Stockholders in person, except for Mark I. Greene, M.D., Ph.D., FRCP.

Board of Directors Leadership Structure and Role in Risk Oversight

Our Board of Directors has determined that it is generally in the best interests of the Company and its stockholders that the roles of Chairman of the Board and Chief Executive Officer be held by different individuals within our organization. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides strategic guidance, presides over meetings of the full Board of Directors, and acts as the lead independent director. The Board of Directors believes that this structure helps facilitate the role of the independent directors in the oversight of the Company and the active participation of the independent directors in setting agendas and establishing priorities and procedures that work for the Board of Directors. The Chairman of the Board also acts as a key liaison between the Board of Directors and management. Moreover, in addition to feedback provided during the course of meetings of the Board of Directors, our independent directors have executive sessions led by the Chairman of the Board. Our Chairman of the Board acts as a liaison between the independent directors and the Chief Executive Officer regarding any specific feedback or issues following an executive session of independent directors, provides the Chief Executive Officer with input regarding agenda items for Board of Director and committee meetings, and coordinates with the Chief Executive Officer regarding information to be provided to the independent directors in performing their duties. From time to time, particularly during periods of leadership transition, a lead independent director may be appointed until an independent Chairman of the Board is named.

Our Chief Executive Officer and senior management are responsible for the day-to-day management of the risks we face. Following the termination of our former Chief Executive Officer, Ricardo J. Gonzalez, in May 2016, the Interim Chief Operating Officer, Jed A. Latkin, was functioning as the Company’s principal executive officer until the permanent replacement, Michael M. Goldberg, M.D., was identified in September 2016. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management, including general oversight of (i) the financial exposure of the Company, (ii) risk exposure as related to overall company portfolio and impact on earnings, (iii), oversight for information technology security and risk, and (iv) all systems, processes, and organizational structures and people responsible for finance and risk functions. Certain risks are overseen by committees of the Board of Directors and these committees make reports to the full Board of Directors, including reports on noteworthy risk management issues. Financial risks are overseen by the Audit Committee which meets with management to review the Company’s major financial risk exposure and the steps management has taken to monitor and control such exposures. Compensation risks are overseen by the CNG Committee.

Members of the Company’s senior management report to the full Board of Directors about their areas of responsibility, including reports regarding risk within such area of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting of risks is conducted as needed or as requested by the Board of Directors or committee.

Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes-Oxley Section 301, Rule 10A-3 under the Exchange Act and Section 803A of the NYSE MKT Company Guide. Our Board of Directors has determined that Drs. Fiorino, Greene and Rowinsky, and Mr. Rice, meet the independence requirements.

Compensation, Nominating and Governance Committee

The CNG Committee of the Board of Directors discharges the Board’s responsibilities relating to the compensation of the Company’s directors, executive officers and associates, identifies and recommends to the Board of Directors nominees for election to the Board, and assists the Board of Directors in the implementation of sound corporate governance principles and practices. With respect to its compensation functions, the CNG Committee evaluates and approves executive officer compensation and reviews and makes recommendations to the Board of Directors with respect to director compensation, including incentive or equity-based compensation plans; reviews and evaluates any discussion and analysis of executive officer and director compensation included in the Company’s annual report or proxy statement, and prepares and approves any report on executive officer and director compensation for inclusion in the Company’s annual report or proxy statement required by applicable rules and regulations; and monitors and evaluates, at the CNG Committee’s discretion, matters relating to the compensation and benefits structure of the Company and such other domestic and foreign subsidiaries or affiliates, as it deems appropriate. The members of our CNG Committee are: Eric K. Rowinsky, M.D. (Chairman), Mark I. Greene, M.D., Ph.D., FRCP and Y. Michael Rice. The CNG Committee held two meetings in the fiscal year ended December 31, 2016 to complement compensation-related discussions held by the full Board of Directors. The Board of Directors has adopted a written Compensation, Nominating and Governance Committee Charter. A copy of the Compensation, Nominating and Governance Committee Charter is posted on the Company’s website at www.navidea.com.

The CNG Committee strives to provide fair compensation to executive officers based on their performance and contribution to the Company and to provide incentives that attract and retain key executives, instill a long-term commitment to the Company, and develop a sense of pride and Company ownership, all in a manner consistent with stockholder interests. In addition, the CNG Committee strives to provide fair compensation to directors, taking into consideration compensation paid to directors of comparable companies and the specific duties of each director.

With respect to its nominating and governance functions, the CNG Committee’s purpose is to:

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Assist the Board of Directors by identifying individuals qualified to become board members, and recommend to the Board of Directors the director nominees whenever directors are to be appointed or elected, whether at the next annual meeting of stockholders or otherwise;

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Review the qualifications and independence of the members of the Board of Directors and its various committees on a periodic basis and make any recommendations to the Board of Directors which the CNG Committee may deem appropriate concerning any recommended changes in the composition or membership of the Board of Directors, or any of its committees;

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Develop and recommend to the Board of Directors any policies it may deem appropriate with regard to consideration of director candidates to be recommended to security holders;

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Develop and recommend to the Board of Directors corporate governance principles applicable to the Company;

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Conduct the annual review of the performance of the Board of Directors, the committees of the Board of Directors and Company’s executive management;

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Recommend to the Board of Directors director nominees for each committee; and

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Develop and recommend to the Board of Directors any policies or processes it may deem appropriate for security holders to send communications to the Board of Directors.

Our directors play a critical role in guiding our strategic direction and oversee the management of our Company. Board candidates are considered based on various criteria, such as their broad based business and professional skills and experiences, a global business and social perspective, concern for long term interests of stockholders, and personal integrity and judgment. In addition, directors must have available time to devote to board activities and to enhance their knowledge of the industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our Company. Recent developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The CNG Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees; however, how a specific nominee contributes to the diversity of the Board of Directors is considered by the CNG Committee in determining candidates for the board. The CNG Committee and the Board of Directors consider diversity by identifying a nominee’s experience and background and determining how such experience and background will complement the overall makeup of the Board of Directors. The CNG Committee and the Board of Directors prefer nominees who will contribute to a board that is diverse in terms of business training, experience across a range of industries, leadership, background, and education.

Our Board of Directors will consider the recommendations of stockholders regarding potential director candidates. In order for stockholder recommendations regarding possible director candidates to be considered by our Board of Directors:

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such recommendations must be provided to the Board of Directors c/o Corporate Secretary, Navidea Biopharmaceuticals, Inc., 5600 Blazer Parkway, Suite 200, Dublin, Ohio 43017, in writing at least 120 days prior to the one year anniversary date of the Company’s proxy statement released to stockholders in connection with this year’s annual meeting; provided, however, that if the date of the current year’s annual meeting is more than 30 days before or after the first anniversary of the most recently concluded annual meeting, such notice shall be delivered to the Company not more than seven days after the date of the notice of the annual meeting.

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the nominating stockholder must meet the eligibility requirements to submit a valid stockholder proposal under Rule 14a-8 of the Exchange Act;

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the stockholder must describe the qualifications, attributes, skills or other qualities of the recommended director candidate; and

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the stockholder must follow the procedures set forth in Article III, Section 2 of our Bylaws.

Audit Committee

The Audit Committee of the Board of Directors selects our independent registered public accounting firm with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles that we use in financial reporting, and the adequacy of our internal control procedures. The members of our Audit Committee are: Y. Michael Rice (Chairman), Anthony S. Fiorino, M.D., Ph.D., and Eric K. Rowinsky, M.D., each of whom is “independent” under Section 803A of the NYSE MKT Company Guide. The Board of Directors has determined that Y. Michael Rice meets the requirements of an “audit committee financial expert” as set forth in Section 407(d)(5) of Regulation S-K promulgated by the SEC. The Audit Committee held 16 meetings in the fiscal year ended December 31, 2016. The Board of Directors adopted a written Amended and Restated Audit Committee Charter on April 30, 2004. A copy of the Amended and Restated Audit Committee Charter is posted on the Company’s website at www.navidea.com.

Stockholder Communications

Stockholders may send communications to our Board of Directors, or to individual directors, by mailing communications in writing to Navidea Biopharmaceuticals, Inc., c/o Corporate Secretary, 5600 Blazer Parkway, Suite 200, Dublin, OH 43017.

Executive Officers

In addition to Dr. Goldberg, the following individuals are senior executive officers of Navidea and serve in the position(s) indicated below:

Name	Age	Position
Frederick O. Cope, Ph.D.	70	Senior Vice President and Chief Scientific Officer
Jed A. Latkin	42	Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary
William J. Regan	65	Senior Vice President and Chief Compliance Officer

Frederick O. Cope, Ph.D., F.A.C.N., C.N.S., has served as Senior Vice President and Chief Scientific Officer of Navidea since May 2013. Previous to that, Dr. Cope served as Senior Vice President, Pharmaceutical Research and Clinical Development of Navidea from July 2010 to May 2013 and as Vice President, Pharmaceutical Research and Clinical Development from February 2009 to July 2010. Prior to accepting his position with Navidea, Dr. Cope served as the Assistant Director for Research and Head of Program Research Development for The Ohio State University Comprehensive Cancer Center, The James Cancer Hospital and The Richard J. Solove Research Institute. Dr. Cope also served as head of the Cancer and AIDS product development and commercialization program for the ROSS/Abbott Laboratories division, and head of human and veterinary vaccine production and improvement group for Wyeth Laboratories. Dr. Cope served a fellowship in oncology at the McArdle Laboratory for Cancer Research at the University of Wisconsin and was the honored scientist in residence at the National Cancer Center Research Institute in Tokyo; he is the recipient of the Ernst W. Volwiler Research Award and nominee for the European Association of Nuclear Medicine Marie Curie award. Dr. Cope is also active in a number of professional and scientific organizations such as serving as an editorial reviewer for several professional journals, and as an advisor/director to the research program of Roswell Park Memorial Cancer Center. Dr. Cope received his B.Sc. from the Delaware Valley College of Science and Agriculture, his M.S. from Millersville University of Pennsylvania and his Ph.D. from the University of Connecticut.

Jed A. Latkin has served as Navidea’s Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary of Navidea since April 2016. Mr. Latkin has more than twenty years of experience in the financial industry supporting many investments in major markets including biotechnology and pharmaceuticals. He most recently was employed by Nagel Avenue Capital, LLC since 2010 and in that capacity he provided contracted services as a Portfolio Manager, Asset Based Lending for Platinum Partners Value Arbitrage Fund L.P. (“PPVA”). Mr. Latkin has been responsible for a large diversified portfolio of asset based investments in varying industries, including product manufacturing, agriculture, energy, and healthcare. In connection with this role, he served as Chief Executive Officer of End of Life Petroleum Holdings, LLC and Black Elk Energy, LLC, Chief Financial Officer of Viper Powersports, Inc. and West Ventures, LLC (“West Ventures”), and Portfolio Manager of Precious Capital, LLC (“Precious Capital”). Mr. Latkin served on the Board of Directors for Viper Powersports, Inc. from 2012 to 2013 and currently serves on the boards of directors of the Renewable Fuels Association and Buffalo Lake Advanced Biofuels. Mr. Latkin earned a B.A from Rutgers University and a M.B.A. from Columbia Business School.

William J. Regan joined Navidea in October 2012 and currently serves as our Senior Vice President and Chief Compliance Officer. Prior to accepting his position with Navidea, Mr. Regan served as a consultant to Navidea from July 2011 to September 2012. As Principal of Regan Advisory Services (RAS) from September 2006 to September 2012, Mr. Regan consulted on all aspects of regulatory affairs within pharmaceutical, biotechnology and diagnostic imaging businesses, including PET diagnostic agents (cardiovascular, neurology, and oncology), contrast agents, and radiopharmaceuticals. Previous to RAS, Mr. Regan held roles of increasing responsibility in radiopharmaceutical manufacturing, quality assurance, pharmaceutical technology and regulatory affairs at Bristol-Myers Squibb (BMS). From September 2001 to August 2006, he served as global regulatory head for BMS’ Medical Imaging business where he was responsible for all regulatory aspects of the company’s in-market and pipeline products and led regulatory actions resulting in product approvals. Mr. Regan has led efforts to gain two major FDA label expansions for Tc 99m tilmanocept and in addition has obtained EU regulatory approval for Tc 99m tilmanocept during 2014. Mr. Regan has been an active member in the Society of Nuclear Medicine, Council on Radionuclides and Radiopharmaceuticals (CORAR), and Medical Imaging and Technology Alliance, and formerly served as the industry chair of the Regulatory and Clinical Practice committee on behalf of CORAR. Mr. Regan serves on the Mass Down Syndrome Congress Business Advisory Council and is a Managing Board Director for Turner Hill LLC. Mr. Regan holds a B.A. in Chemistry from Rutgers University.

PROPOSAL NO. 2 – ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company to include in its proxy statement an advisory vote on named executive officer compensation at least once every three years. In 2011, following the approval of our stockholders on an advisory, non-binding, basis we decided to include a stockholder vote on the compensation of our named executive officers in our proxy materials every third year, until the next required vote on the frequency of stockholder votes on the compensation of named executive officers. The last advisory vote on the compensation of our named executive officers occurred in 2014.

We ask that you indicate your approval of the compensation paid to our named executive officers as described in this proxy statement under the heading “Executive Compensation,” which includes compensation tables and narratives included elsewhere in this proxy statement. Because your vote is advisory, it will not be binding on the Board of Directors. However, the Board of Directors and the CNG Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation. The CNG Committee has structured its executive compensation programs primarily to motivate executives to achieve the business goals established by the Company and reward executives for meeting business goals and delivering superior performance as measured against those business goals.

For the reasons discussed above and in this proxy statement under the heading “Executive Compensation,” the Board of Directors recommends that stockholders vote to approve the following resolution:

“RESOLVED, that the compensation of the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this proxy statement, is approved.”

The Board of Directors recommends that our stockholders vote “FOR” the approval of the compensation of our named executive officers as set forth in this proxy statement.

PROPOSAL NO. 3 - ADVISORY VOTE ON THE FREQUENCY OF
VOTING ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act, requires the Company to include in its proxy statement an advisory vote on named executive officer compensation at least once every three years. Section 14A also requires the Company to include in its proxy statement at least every six years, a vote regarding the frequency with which the vote on named executive officer compensation should be held. Stockholders may choose from the following alternatives: “1 year,” “2 years,” “3 years,” or to abstain from voting on this proposal. While the Company will continue to monitor developments in this area, the Board of Directors currently plans to continue to seek an advisory vote on executive compensation every third year. The Board of Directors believes this approach aligns more closely with the interests of stockholders by giving stockholders the opportunity to vote on the compensation decisions made by the CNG Committee every third year. We believe investor feedback is more useful if the success of a compensation program and management’s performance is judged over an extended period of time. Our compensation incentives are designed to promote long-term, sustainable results, which generally are not realizable within a short period of time. The Company asks that you indicate your support for holding the advisory vote on executive compensation every third year. Because your vote is advisory, it will not be binding on the Board of Directors. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency with which the advisory vote on executive compensation will be held.

The Board of Directors recommends that our stockholders vote “FOR” holding an advisory vote on executive compensation every third year.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program. The CNG Committee of the Board of Directors is responsible for establishing and implementing our compensation policies applicable to senior executives and monitoring our compensation practices. The CNG Committee seeks to ensure that our compensation plans are fair, reasonable and competitive. The CNG Committee is responsible for reviewing and approving all senior executive compensation, all awards under our cash bonus plan, and awards under our equity-based compensation plans.

Philosophy and Goals of Executive Compensation Plans. The CNG Committee’s philosophy for executive compensation is to:

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Pay for performance: The CNG Committee believes that our executives should be compensated based upon their ability to achieve specific operational and strategic results. Therefore, our compensation plans are designed to provide rewards for the individual’s contribution to our performance.

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Pay commensurate with other companies categorized as value creators: The CNG Committee has set a goal that the Company should move towards compensation levels for senior executives that are, at a minimum, at the 40th to 50th percentile for similar executives in the workforce while taking into account current market conditions and Company performance. This allows us to attract, hire, reward and retain senior executives who formulate and execute our strategic plans and drive exceptional results.

To ensure our programs are competitive, the CNG Committee periodically reviews compensation information of peer companies, national data and trends in executive compensation to help determine the appropriateness of our plans and compensation levels. These reviews, and the CNG Committee’s commitment to pay for performance, become the basis for the CNG Committee’s decisions on compensation plans and individual executive compensation payments.

The CNG Committee has approved a variety of programs that work together to provide a combination of basic compensation and strong incentives. While it is important for us to provide certain base level salaries and benefits to remain competitive, the CNG Committee’s objective is to provide compensation plans with incentive opportunities that motivate and reward executives for consistently achieving superior results. The CNG Committee designs our compensation plans to:

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Reward executives based upon overall company performance, their individual contributions and creation of stockholder value;

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Encourage executives to make a long-term commitment to our Company; and

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Align executive incentive plans with the long-term interests of stockholders.

The CNG Committee reviews competitive information and individual compensation levels at least annually. During the review process, the CNG Committee addresses the following questions:

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Do any existing compensation plans need to be adjusted to reflect changes in competitive practices, different market circumstances or changes to our strategic initiatives?

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Should any existing compensation plans be eliminated or new plans be added to the executive compensation programs?

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What are the compensation-related objectives for our compensation plans for the upcoming fiscal year?

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Based upon individual performance, what compensation modifications should be made to provide incentives for senior executives to perform at superior levels?

In addressing these questions, the CNG Committee considers input from management, outside compensation experts and published surveys of compensation levels and practices.

The CNG Committee does not believe that our compensation policies and practices for our employees give rise to risks that are reasonably likely to have a material adverse effect on the Company. As noted below, our incentive-based compensation is generally tied to Company financial performance (i.e., revenue or gross margin) or product development goals (i.e., clinical trial progress or regulatory milestones). The CNG Committee believes that the existence of these financial performance incentives creates a strong motivation for Company employees to contribute towards the achievement of strong, sustainable financial and development performance, and believes that the Company has a strong set of internal controls that minimize the risk that financial performance can be misstated in order to achieve incentive compensation payouts.

In addition to the aforementioned considerations, the CNG Committee also takes into account the outcome of stockholder advisory (“say-on-pay”) votes, taken every three years, on the compensation of our Chief Executive Officer, Chief Financial Officer, and our next three highest-paid executive officers (the Named Executive Officers). At the Annual Meeting of Stockholders held on July 17, 2014, approximately 74% of our stockholders voted in favor of the resolution relating to the compensation of our Named Executive Officers. The CNG Committee believes this affirmed stockholders’ support of the Company’s executive compensation program, and as such has not changed its approach since then. The CNG Committee will continue to consider the results of future say-on-pay votes when making future compensation decisions for the executive officers.

The CNG Committee believes that, given the increased responsibilities of the President and Chief Executive Officer related to the Company’s legal and financial difficulties at the time of his appointment, Dr. Goldberg’s compensation is commensurate with that of his predecessor.

Scope of Authority of the CNG Committee. The Board of Directors has authorized the CNG Committee to establish the compensation programs for all executive officers and to provide oversight for compliance with our compensation philosophy. The CNG Committee delegates the day-to-day administration of the compensation plans to management (except with respect to our executive officers), but retains responsibility for ensuring that the plan administration is consistent with the Company’s policies. Annually, the CNG Committee sets the compensation for our executive officers, including objectives and awards under incentive plans. The Chief Executive Officer provides input for the CNG Committee regarding the performance and appropriate compensation of the other officers. The CNG Committee gives considerable weight to the Chief Executive Officer’s evaluation of the other officers because of his direct knowledge of each officer’s performance and contributions. The CNG Committee also makes recommendations to the Board of Directors on appropriate compensation for the non-employee directors. In addition to overseeing the compensation of executive officers, the CNG Committee approves awards under short-term cash incentive and long-term equity-based compensation plans for all other employees. For more information on the CNG Committee’s role, see the CNG Committee’s charter, which can be found on our website at www.navidea.com.

Independent Compensation Expertise. The CNG Committee is authorized to periodically retain independent experts to assist in evaluating executive compensation plans and in setting executive compensation levels. Such evaluations are generally conducted every three years, although the CNG Committee may request them at other intervals in its discretion. These experts provide information on trends and best practices so the CNG Committee can formulate ongoing plans for executive compensation. The CNG Committee retained Pearl Meyer & Partners (“Pearl Meyer”) as its independent expert to assist in the determination of the reasonableness and competitiveness of the executive compensation plans and senior executives’ individual compensation levels for fiscal 2015. No conflict of interest exists that would prevent Pearl Meyer from serving as independent consultant to the CNG Committee.

For fiscal 2015, Pearl Meyer performed a benchmark compensation review of our key executive positions, including our Named Executive Officers. Pearl Meyer utilized both published survey and proxy reported data from compensation peers, with market data aged to March 1, 2016 by an annualized rate of 3.0%, the expected pay increase in 2016 for executives in the life sciences industry.

In evaluating appropriate executive compensation, it is common practice to set targets at a point within the competitive marketplace. The CNG Committee sets its competitive compensation levels based upon its compensation philosophy. Following completion of the Pearl Meyer study for 2015, the CNG Committee noted that our overall executive compensation was, in aggregate, below the 25th percentile for an established peer group of companies.

Peer Group Companies. In addition to independent survey analysis, in 2015 the CNG Committee also reviewed the compensation levels at specific competitive benchmark companies. With input from management, the CNG Committee chose the peer companies because they operate within the biotechnology industry, have market capitalization between $100 million and $500 million, have similar business models to our Company or have comparable key executive positions. While the specific plans for these companies may or may not be used, it is helpful to review their compensation data to provide benchmarks for the overall compensation levels that will be used to attract, hire, retain and motivate our executives.

As competitors and similarly situated companies that compete for the same executive talent, the CNG Committee determined that the following peer group companies most closely matched the responsibilities and requirements of our executives:

Sangamo Biosciences, Inc.	ArQule, Inc.
Inovio Pharmaceuticals, Inc.	Galena Biopharma, Inc.
Geron Corporation	Keryx Biopharmaceuticals, Inc.
Rigel Pharmaceuticals, Inc.	BioTime, Inc.
OncoMed Pharmaceuticals, Inc.	Omeros Corporation
CTI BioPharma Corp.	Immunomedics, Inc.
Unilife Corporation	Nymox Pharmaceutical Corporation

Pearl Meyer and the CNG Committee used the publicly available compensation information for these companies to analyze our competitive position in the industry. Base salaries and short-term and long term incentive plans of the executives of these companies were reviewed to provide background and perspective in analyzing the compensation levels for our executives.

Specific Elements of Executive Compensation

Base Salary. Using information gathered by Pearl Meyer, peer company data, national surveys, general compensation trend information and recommendations from management, the CNG Committee approved the fiscal 2015 base salaries for our senior executives. Base salaries for senior executives are set using the CNG Committee’s philosophy that compensation should be competitive and based upon performance. Executives should expect that their base salaries, coupled with a cash bonus award, would provide them the opportunity to be compensated at or above the competitive market at the 40th to 50th percentile.

Based on competitive reviews of similar positions, industry salary trends, overall company results and individual performance, salary increases may be approved from time to time. The CNG Committee reviews and approves base salaries of all executive officers. In setting specific base salaries for fiscal 2015, the CNG Committee considered published proxy data for similar positions at peer group companies. Base salaries for fiscal 2016 remained unchanged from 2015.

 The following table shows the changes in base salaries for the Named Executive Officers that were approved for fiscal 2016 compared to the approved salaries for fiscal 2015:

Named Executive Officer	Fiscal 2016 Base Salary(a)	Fiscal 2015 Base Salary	Change(b)
Michael M. Goldberg, M.D. (c)	$400,000	$—	N/A
Ricardo J. Gonzalez (d)	375,000	375,000	0.0%
Frederick O. Cope, Ph.D.	279,130	279,130	0.0%
Thomas J. Klima (e)	270,000	270,000	0.0%
Brent L. Larson (f)	260,000	260,000	0.0%
Jed A. Latkin (g)	300,000	—	N/A
William J. Regan	250,000	250,000	0.0%

(a)
The amount shown for fiscal 2016 is the approved annual salary of the Named Executive Officer in effect at the earlier of termination of employment or the end of 2016. The actual amount paid to the Named Executive Officer during fiscal 2016 is shown under “Salary” in the Summary Compensation table below.
(b)
Due to the Company’s financial difficulties in 2015 and 2016, Named Executive Officers did not receive salary increases in 2016.
(c)
Dr. Goldberg was appointed President and Chief Executive Officer of the Company effective September 22, 2016.
(d)
Mr. Gonzalez separated from the Company effective May 13, 2016.
(e)
Mr. Klima separated from the Company effective March 8, 2017.
(f)
Effective May 9, 2016, Mr. Larson was approved for short term disability by the Company’s insurance carrier and ceased acting as Chief Financial Officer. Mr. Larson separated from the Company effective October 6, 2016.
(g)
Mr. Latkin was appointed Interim Chief Operating Officer and Chief Financial Officer of the Company effective April 21, 2016.

On May 4, 2017, the Company executed a 12-month employment agreement with Jed A. Latkin effective May 4, 2017 through May 3, 2018. The employment agreement provides for an annual base salary of $325,000. Base salaries for all other executive officers for fiscal 2017 remained unchanged from 2016.

Short-Term Incentive Compensation. Our executive officers, along with all of our employees, are eligible to participate in our annual cash bonus program, which has four primary objectives:

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Attract, retain and motivate top-quality executives who can add significant value to the Company;

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Create an incentive compensation opportunity that is an integral part of the employee’s total compensation program;

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Reward participants’ contributions to the achievement of our business results; and

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Provide an incentive for individuals to achieve corporate objectives that are tied to our strategic goals.

The cash bonus compensation plan provides each participant with an opportunity to receive an annual cash bonus based on our Company’s performance during the fiscal year. Cash bonus targets for senior executives are determined as a percentage of base salary, based in part on published proxy data for similar positions at peer group companies. The following are the key provisions of the cash bonus compensation plan:

●
The plan is administered by the CNG Committee, which has the power and authority to establish, adjust, pay or decline to pay the cash bonus for each participant, including the power and authority to increase or decrease the cash bonus otherwise payable to a participant. However, the CNG Committee does not have the power to increase, or make adjustments that would have the effect of increasing, the cash bonus otherwise payable to any executive officer. The CNG Committee has the right to delegate to the Chief Executive Officer its authority and responsibilities with respect to the cash bonuses payable to employees other than executive officers.

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All Company employees are eligible to participate.

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The CNG Committee is responsible for specifying the terms and conditions for earning cash bonuses, including establishing specific performance objectives. Cash bonuses payable to executive officers are intended to constitute “qualified performance-based compensation” for purposes of Code Section 162(m). Consequently, each cash bonus awarded to an executive officer must be conditioned on one or more specified “Performance Measures,” calculated on a consolidated basis. Possible Performance Measures include revenues; gross margin; operating income; net income; clinical trial progress; regulatory milestones; or any other performance objective approved by the CNG Committee.

●
As soon as reasonably practicable after the end of each fiscal year, the CNG Committee determines whether and to what extent each specified business performance objective has been achieved and the amount of the cash bonus to be paid to each participant.

For the Named Executive Officers, cash bonus targets remained the same for fiscal 2016 as those that were established for fiscal 2015:

Named Executive Officer	Target Cash Bonus (% of Salary)	Target Cash Bonus ($ Amount)
Michael M. Goldberg, M.D. (a)	75.0%	$300,000
Ricardo J. Gonzalez (b)	50.0%	187,500
Frederick O. Cope, Ph.D.	35.0%	97,696
Thomas J. Klima (c)	35.0%	94,500
Brent L. Larson (d)	35.0%	91,000
Jed A. Latkin (e)	0.0%	—
William J. Regan (f)	35.0%	87,500

(a)
Dr. Goldberg was appointed President and Chief Executive Officer of the Company effective September 22, 2016. Dr. Goldberg’s annual salary is $400,000, however payment of 25% of that amount was deferred pending the sale of certain assets to Cardinal Health 414, LLC, which occurred on March 3, 2017. In April 2017, the CNG Committee awarded Dr. Goldberg a bonus of $110,685 representing 100% of his annual salary, pro-rated for his time served as President and Chief Executive Officer during 2016.
(b)
Mr. Gonzalez separated from the Company effective May 13, 2016, therefore no bonus was awarded to Mr. Gonzalez for fiscal 2016.
(c)
In February 2017, the CNG Committee awarded Mr. Klima a bonus of $52,920, 50% of which was paid in stock as further described below. Mr. Klima separated from the Company effective March 8, 2017.
(d)
Effective May 9, 2016, Mr. Larson was approved for short term disability by the Company’s insurance carrier and ceased acting as Chief Financial Officer. Mr. Larson separated from the Company effective October 6, 2016, therefore no bonus was awarded to Mr. Larson for fiscal 2016.
(e)
Mr. Latkin was appointed Interim Chief Operating Officer and Chief Financial Officer effective April 21, 2016. As an interim employee, Mr. Latkin’s employment agreement does not provide for payment of a bonus. However, in April 2017, the CNG Committee awarded Mr. Latkin a bonus of $122,903 representing 75% of his annual salary, pro-rated for his time served as Interim Chief Operating Officer and Chief Financial Officer during 2016.
(f)
In February 2017, the CNG Committee awarded Mr. Regan a bonus of $49,000, 67% of which was paid in stock as further described below.

On April 25, 2017, the CNG Committee set the following bonus targets, stated as a percentage of base salary, for executive officers for fiscal 2017: Dr. Goldberg – 75%-100%; Mr. Latkin – 75%-100%; Dr. Cope – 35%.

The Board of Directors did not set specific bonus goals for fiscal 2016. On February 6, 2017, the Board of Directors determined the amounts to be awarded as 2016 bonuses to all employees, including the Named Executive Officers other than Dr. Goldberg and Mr. Latkin, whose bonus determination was deferred pending closing of the sale of certain assets to Cardinal Health 414, LLC. The Board of Directors also determined that a portion of the 2016 bonus amount payable would be paid in stock in lieu of cash. The portion of the 2016 bonus amount payable in cash is either fifty percent or thirty-three percent, as determined by the Board of Directors. As such, Dr. Cope, Mr. Klima and Mr. Regan were awarded 70,492, 50,885 and 63,135, respectively, shares of Common Stock of the Company valued at $0.52 per share, the closing price of Navidea’s Common Stock on February 6, 2017. The cash portion of the 2016 bonus awards was paid on March 15, 2017.

On April 25, 2017, the CNG Committee awarded bonuses to Dr. Goldberg and Mr. Latkin, which bonus awards had previously been deferred pending the closing of the Company’s sale of certain assets to Cardinal Health 414, LLC, which occurred on March 3, 2017. In light of the successful closing of the asset sale to Cardinal Health 414, the CNG Committee determined that Dr. Goldberg and Mr. Latkin should be rewarded commensurate with the effort that went into closing the sale. Dr. Goldberg’s bonus of $110,685 represents 100% of his annual salary, pro-rated for his time served as President and Chief Executive Officer during 2016. Mr. Latkin’s bonus of $122,903 represents 75% of his annual salary, pro-rated for his time served as Interim Chief Operating Officer and Chief Financial Officer during 2016.

On February 25, 2016, the Board of Directors determined that fifty percent of the 2015 bonus amount payable to certain executive officers would be paid in stock options in lieu of cash, calculated based on the Black-Scholes value of the options on the date of grant. As such, Dr. Cope and Mr. Regan were awarded options to purchase 58,510 and 52,405, respectively, shares of Common Stock of the Company at an exercise price of $0.98 per share, vesting immediately upon the date of grant and expiring after ten years. On February 6, 2017, the Board of Directors determined that the amounts previously awarded as 2015 bonuses would be subject to the same split between cash and stock as the 2016 bonus awards. As such, Dr. Cope and Mr. Regan were awarded an additional 17,886 and 16,020, respectively, shares of Common Stock of the Company valued at $0.52 per share, the closing price of our Common Stock on February 6, 2017. The cash portion of the 2015 bonus awards was paid on March 15, 2017.

Long-Term Incentive Compensation. All Company employees are eligible to receive equity awards in the form of stock options or restricted stock. Equity instruments awarded under the Company’s equity-based compensation plan are based on the following criteria:

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Analysis of competitive information for comparable positions;

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Evaluation of the value added to the Company by hiring or retaining specific employees; and

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Each employee’s long-term potential contributions to our Company.

Although equity awards may be made at any time as determined by the CNG Committee, they are generally made to all full-time employees once per year or on the recipient’s hire date in the case of new-hire grants.

The CNG Committee’s philosophy on equity awards is that equity-based compensation is an effective method to align the interests of stockholders and management and focus management’s attention on long-term results. When awarding equity-based compensation the CNG Committee considers the impact the participant can have on our overall performance, strategic direction, financial results and stockholder value. Therefore, equity awards are primarily based upon the participant’s position in the organization, competitive necessity and individual performance. Equity awards for senior executives are determined as a percentage of base salary, based on published proxy data for similar positions at peer group companies. Stock option awards have vesting schedules over several years to promote long-term performance and retention of the recipient, and restricted stock awards may include specific performance criteria for vesting or vest over a specified period of time.

Other Benefits and Perquisites. The Named Executive Officers are generally eligible to participate in other benefit plans on the same terms as other employees. These plans include medical, dental, vision, disability and life insurance benefits, and our 401(k) Plan.

Our vacation policy allows employees to carry up to 40 hours of unused vacation time forward to the next fiscal year. Any unused vacation time in excess of the amount eligible for rollover is generally forfeited.

Our Named Executive Officers are considered “key employees” for purposes of IRC Section 125 Plan non-discrimination testing. Based on such non-discrimination testing, we determined that our Section 125 Plan was “top-heavy.” As such, our key employees are ineligible to participate in the Section 125 Plan and are unable to pay their portion of medical, dental, and vision premiums on a pre-tax basis. As a result, the Company reimburses its key employees an amount equal to the lost tax benefit.

We pay group life insurance premiums on behalf of all employees, including the Named Executive Officers. The benefit provides life insurance coverage at two times the employee’s annual salary plus $10,000, up to a maximum of $630,000.

We also pay group long-term disability insurance premiums on behalf of all employees, including the Named Executive Officers. The benefit provides long-term disability insurance coverage at 60% of the employee’s annual salary, up to a maximum of $10,000 per month, beginning 180 days after the date of disability and continuing through age 65.

401(k) Retirement Plan. All employees are given an opportunity to participate in our 401(k) Plan, following a new-hire waiting period. The 401(k) Plan allows participants to have pre-tax amounts withheld from their pay and provides for a discretionary employer matching contribution (currently, a 40% match up to 5% of salary in the form of our Common Stock). Participants may invest their contributions in various fund options, but are prohibited from investing their contributions in our Common Stock. Participants are immediately vested in both their contributions and Company matching contributions. The 401(k) Plan qualifies under section 401 of the Internal Revenue Code, which provides that employee and company contributions and income earned on contributions are not taxable to the employee until withdrawn from the Plan, and that we may deduct our contributions when made.

Employment Agreements

Our senior executive officers are generally employed under employment agreements which specify the terms of their employment such as base salary, benefits, paid time off, and post-employment benefits as shown in the tables below. Our employment agreements also specify that if a change in control occurs with respect to our Company and the employment of a senior executive officer is concurrently or subsequently terminated:

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by the Company without cause (cause is defined as any willful breach of a material duty by the senior executive officer in the course of his or her employment or willful and continued neglect of his or her duty as an employee);

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by the expiration of the term of the employment agreement; or

●
by the resignation of the senior executive officer because his or her title, authority, responsibilities, salary, bonus opportunities or benefits have materially diminished, a material adverse change in his or her working conditions has occurred, his or her services are no longer required in light of the Company’s business plan, or we breach the agreement;

then, the senior executive officer would be paid a severance payment as disclosed in the tables below. For purposes of such employment agreements, a change in control includes:

●
the acquisition, directly or indirectly, by a person (other than our Company, an employee benefit plan established by the Board of Directors, or a participant in a transaction approved by the Board of Directors for the principal purpose of raising additional capital) of beneficial ownership of 30% or more of our securities with voting power in the next meeting of holders of voting securities to elect the directors;

●
a majority of the Directors elected at any meeting of the holders of our voting securities are persons who were not nominated by our then current Board of Directors or an authorized committee thereof;

●
our stockholders approve a merger or consolidation of our Company with another person, other than a merger or consolidation in which the holders of our voting securities outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising 80% or more of the voting power for all purposes of the surviving or resulting corporation; or

●
our stockholders approve a transfer of substantially all of our assets to another person other than a transfer to a transferee, 80% or more of the voting power of which is owned or controlled by us or by the holders of our voting securities outstanding immediately before such transfer in the same relative proportions to each other as existed before such event.

Michael M. Goldberg, M.D. Dr. Goldberg is employed under a 12-month employment agreement effective through September 22, 2017. The employment agreement provides for an annual base salary of $400,000, of which (i) $300,000 shall be payable in semi-monthly installments of $12,500, and (ii) $100,000 shall be payable at such time as the Board of Directors determines in its sole discretion that the Company has adequate cash flow, subject to annual review and increase by the CNG Committee. On April 25, 2017, the CNG Committee approved payment of Dr. Goldberg’s total deferred compensation of $61,005, as well as payment of Dr. Goldberg’s full $400,000 annual salary in cash beginning May 1, 2017. For the calendar year ending December 31, 2016, the CNG Committee determined that the maximum bonus payment to Dr. Goldberg would be $300,000, to be pro-rated based on time served during 2016. In light of the successful closing of the asset sale to Cardinal Health 414, the CNG Committee determined that Dr. Goldberg should be rewarded commensurate with the effort that went into closing the sale. On April 25, 2017, the CNG Committee awarded a bonus of $110,685 to Dr. Goldberg, representing 100% of his annual salary, pro-rated for his time served as President and Chief Executive Officer in 2016. In connection with Dr. Goldberg’s appointment as Chief Executive Officer of the Company, the Board of Directors awarded options to purchase 5,000,000 shares of our Common Stock to Dr. Goldberg, subject to stockholder approval of the 2016 Stock Incentive Plan (the “2016 Plan”). If approved, these stock options will vest 100% when the average closing price of the Company’s Common Stock over a period of five consecutive trading days equals or exceeds $2.50 per share, and expire on the tenth anniversary of the date of grant. If the 2016 Plan is not approved, the Company will be obligated to pay in cash the implied market value of the options at the time of “exercise” by Dr. Goldberg, assuming the share price exceeds $2.50 and all other vesting conditions are met. Dr. Goldberg has agreed that the 2016 Plan need not be presented to the shareholders for vote before the 2018 annual meeting and that he will not require any cash payment prior to that time.

Ricardo J. Gonzalez. Prior to his separation effective May 13, 2016, Mr. Gonzalez was employed under a 36-month employment agreement effective through October 13, 2017. The employment agreement provided for an annual base salary of $375,000. For the calendar year ending December 31, 2016, the CNG Committee determined that the maximum bonus payment to Mr. Gonzalez would be $187,500. Following his separation effective May 13, 2016, no bonus was awarded to Mr. Gonzalez for fiscal 2016.

Frederick O. Cope, Ph.D. Dr. Cope was employed under a 24-month employment agreement effective through December 31, 2014. The employment agreement provided for an annual base salary of $271,000. Effective May 1, 2013, Dr. Cope’s annual base salary was increased to $279,130. For the calendar year ending December 31, 2016, the CNG Committee determined that the maximum bonus payment to Dr. Cope would be $97,696. Although Dr. Cope’s employment agreement expired on December 31, 2014, the terms of the agreement provide for continuation of certain terms of the employment agreement as long as Dr. Cope continues to be an employee of the Company following expiration of the agreement.

Thomas J. Klima. Mr. Klima was employed under a 24-month employment agreement effective through January 1, 2017. The employment agreement provided for an annual base salary of $270,000. For the calendar year ending December 31, 2016, the CNG Committee determined that the maximum bonus payment to Mr. Klima would be $94,500. The Company did not renew Mr. Klima’s employment agreement, and Mr. Klima separated from the Company effective March 8, 2017.

Brent L. Larson. Mr. Larson was employed under a 24-month employment agreement effective through December 31, 2014. The employment agreement provided for an annual base salary of $265,000. Effective May 1, 2013, Mr. Larson’s annual base salary was increased to $279,575. Effective January 1, 2014, Mr. Larson agreed to a reduction in his annual base salary to $260,000. For the calendar year ending December 31, 2016, the CNG Committee determined that the maximum bonus payment to Mr. Larson would be $91,000. Although Mr. Larson’s employment agreement expired on December 31, 2014, the terms of the agreement provided for continuation of certain terms of the employment agreement as long as Mr. Larson continued to be an employee of the Company following expiration of the agreement. Effective October 6, 2016, Mr. Larson was approved for long term disability by the Company’s insurance carrier and is accordingly no longer an employee of the Company. Following his separation effective October 6, 2016, no bonus was awarded to Mr. Larson for fiscal 2016.

Jed A. Latkin. Mr. Latkin was employed under an at-will employment agreement effective April 21, 2016 through May 3, 2017. The interim employment agreement provided for a monthly base salary of $15,000 during the first and second months of employment, $17,500 during the third and fourth months of employment and $20,000 per month thereafter. Effective October 21, 2016, Mr. Latkin’s base salary was increased to $25,000 per month. As an interim employee, Mr. Latkin’s employment agreement did not provide for payment of a bonus. However, in light of the successful closing of the asset sale to Cardinal Health 414, the CNG Committee determined that Mr. Latkin should be rewarded commensurate with the effort that went into closing the sale. On April 25, 2017, the CNG Committee awarded a bonus of $122,903 to Mr. Latkin, representing 75% of his annual salary, pro-rated for his time served as Interim Chief Operating Officer and Chief Financial Officer during 2016. On May 4, 2017, the Company executed a 12-month employment agreement with Mr. Latkin effective May 4, 2017 through May 3, 2018. The employment agreement provides for an annual base salary of $325,000. In connection with his employment agreement, Mr. Latkin was granted options to purchase 1,000,000 shares of our common stock with vesting terms as follows: (i) 333,334 options with a strike price of $0.65 will vest on or after May 4, 2017, so long as the closing market price of the underlying common stock equals or exceeds $0.65; (ii) 333,333 options with a strike price of $0.75 will vest on or after December 31, 2017, so long as the closing market price of the underlying common stock equals or exceeds $1.00, and (iii) 333,333 options with a strike price of $1.00 will vest on or after December 31, 2018, so long as the closing market price of the underlying common stock equals or exceeds $1.25.

William J. Regan. Mr. Regan was employed under a 15-month employment agreement effective through December 31, 2015. The employment agreement provided for an annual base salary of $250,000. For the calendar year ending December 31, 2016, the CNG Committee determined that the maximum bonus payment to Mr. Regan would be $87,500. Although Mr. Regan’s employment agreement expired on December 31, 2015, the terms of the agreement provide for continuation of certain terms of the employment agreement as long as Mr. Regan continues to be an employee of the Company following expiration of the agreement.

Post-Employment Compensation

The following tables set forth the expected benefit to be received by each of our Named Executive Officers in the event of his termination resulting from various scenarios, assuming a termination date of December 31, 2016 and a stock price of $0.64, our closing stock price on December 31, 2016.

Michael M. Goldberg, M.D. (e)

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Cash payments:
Severance (a)	$—	$—	$—	$—	$800,000	$800,000	$1,100,000
Disability supplement (b)	—	—	—	197,600	—	—	—
Paid time off (c)	7,692	7,692	7,692	7,692	7,692	7,692	7,692
Continuation of benefits (d)	—	—	26,858	26,858	—	—	—
Total	$7,692	$7,692	$36,750	$234,350	$807,692	$807,692	$1,107,692

(a)
Severance amounts are pursuant to Dr. Goldberg’s employment agreement.
(b)
During the first 6 months of disability, the Company will supplement disability insurance payments to Dr. Goldberg to achieve 100% salary replacement. The Company’s short-term disability insurance policy currently pays $100 per week for a maximum of 24 weeks.
(c)
Amount represents the value of 40 hours of accrued but unused vacation time as of December 31, 2016.
(d)
Amount represents 12 months of medical, dental and vision insurance premiums at rates in effect at December 31, 2016.
(e)
Dr. Goldberg was appointed President and Chief Executive Officer of the Company effective September 22, 2016.

Frederick O. Cope, Ph.D.

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Cash payments:
Severance (a)	$—	$—	$—	$—	$245,000	$245,000	$367,500
Disability supplement (b)	—	—	—	137,165	—	—	—
Paid time off (c)	5,368	5,368	5,368	5,368	5,368	5,368	5,368
2016 401(k) match (d)	5,300	5,300	5,300	5,300	5,300	5,300	5,300
Continuation of benefits (e)	—	—	20,166	20,166	—	20,166	20,166
Stock option vesting acceleration (f)	—	—	—	—	—	—	—
Restricted stock vesting acceleration (g)	—	—	—	—	—	—	31,950
Total	$10,668	$10,668	$30,834	$167,999	$255,668	$275,834	$430,284

(a)
Severance amounts are pursuant to Dr. Cope’s employment agreement.
(b)
During the first 6 months of disability, the Company will supplement disability insurance payments to Dr. Cope to achieve 100% salary replacement. The Company’s short-term disability insurance policy currently pays $100 per week for a maximum of 24 weeks.
(c)
Amount represents the value of 40 hours of accrued but unused vacation time as of December 31, 2016.
(d)
Amount represents the value of 6,375 shares of Company stock which was accrued during 2016 as the Company’s 401(k) matching contribution but was unissued as of December 31, 2016.
(e)
Amount represents 12 months of medical, dental and vision insurance premiums at rates in effect at December 31, 2016.
(f)
Pursuant to Dr. Cope’s stock option agreements, all unvested stock options outstanding will vest upon termination at the end of the term of his employment agreement, termination without cause, or a change in control. Amount represents the value of the stock at $0.64, the closing price of the Company’s stock on December 31, 2016, less the exercise price of the options. Amount does not include stock options with an exercise price higher than $0.64, the closing price of the Company’s stock on December 31, 2016.
(g)
Pursuant to Dr. Cope’s restricted stock agreements, certain unvested restricted stock outstanding will vest upon a change in control. Amount represents the value of the stock at $0.64, the closing price of the Company’s stock on December 31, 2016, less the purchase price of the stock.

Thomas J. Klima (e)

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Cash payments:
Disability supplement (a)	$—	$—	$—	$132,600	$—	$—	$—
Paid time off (b)	5,192	5,192	5,192	5,192	5,192	5,192	5,192
Continuation of benefits (c)	—	—	14,529	14,529	—	—	—
Stock option vesting acceleration (d)	—	—	—	—	—	—	—
Total	$5,192	$5,192	$19,721	$152,321	$5,192	$5,192	$5,192
(a)
During the first 6 months of disability, the Company will supplement disability insurance payments to Mr. Klima to achieve 100% salary replacement. The Company’s short-term disability insurance policy currently pays $100 per week for a maximum of 24 weeks.
(b)
Amount represents the value of 40 hours of accrued but unused vacation time as of December 31, 2016.
(c)
Amount represents 6 months of medical, dental and vision insurance premiums at rates in effect at December 31, 2016.
(d)
Pursuant to Mr. Klima’s stock option agreements, all unvested stock options outstanding will vest upon termination at the end of the term of his employment agreement, termination without cause, or a change in control. Amount represents the value of the stock at $0.64, the closing price of the Company’s stock on December 31, 2016, less the exercise price of the options. Amount does not include stock options with an exercise price higher than $0.64, the closing price of the Company’s stock on December 31, 2016.
(e)
The Company did not renew Mr. Klima’s employment agreement, and Mr. Klima separated from the Company effective March 8, 2017.

Jed A. Latkin (a)

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Total	$—	$—	$—	$—	$—	$—	$—
(a)
As an interim employee, Mr. Latkin’s employment agreement did not provide for severance or any other post-employment benefits.

William J. Regan

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Cash payments:
Severance (a)	$—	$—	$—	$—	$250,000	$250,000	$375,000
Disability supplement (b)	—	—	—	122,600	—	—	—
Paid time off (c)	4,808	4,808	4,808	4,808	4,808	4,808	4,808
2016 401(k) match (d)	5,036	5,036	5,036	5,036	5,036	5,036	5,036
Continuation of benefits (e)	—	—	1,150	1,150	—	1,150	1,150
Stock option vesting acceleration (f)	—	—	—	—	—	—	—
Total	$9,844	$9,844	$10,993	$133,593	$259,844	$260,993	$385,993
(a)
Severance amounts are pursuant to Mr. Regan’s employment agreement.
(b)
During the first 6 months of disability, the Company will supplement disability insurance payments to Mr. Regan to achieve 100% salary replacement. The Company’s short-term disability insurance policy currently pays $100 per week for a maximum of 24 weeks.
(c)
Amount represents the value of 40 hours of accrued but unused vacation time as of December 31, 2016.
(d)
Amount represents the value of 6,015 shares of Company stock which was accrued during 2016 as the Company’s 401(k) matching contribution but was unissued as of December 31, 2016.
(e)
Amount represents 12 months of dental and vision insurance premiums at rates in effect at December 31, 2016.
(f)
Pursuant to Mr. Regan’s stock option agreements, all unvested stock options outstanding will vest upon termination at the end of the term of his employment agreement, termination without cause, or a change in control. Amount represents the value of the stock at $0.64, the closing price of the Company’s stock on December 31, 2016, less the exercise price of the options. Amount does not include stock options with an exercise price higher than $0.64, the closing price of the Company’s stock on December 31, 2016.

Report of Compensation, Nominating and Governance Committee

The CNG Committee is responsible for establishing, reviewing and approving the Company’s compensation philosophy and policies, reviewing and making recommendations to the Board of Directors regarding forms of compensation provided to the Company’s directors and officers, reviewing and determining cash and equity awards for the Company’s officers and other employees, and administering the Company’s equity incentive plans.

In this context, the CNG Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement for the Annual Meeting. In reliance on the review and discussions referred to above, the CNG Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

The Compensation, Nominating
and Governance Committee

Eric K. Rowinsky, M.D. (Chairman)
Mark I. Greene, M.D., Ph.D., FRCP
Y. Michael Rice

Compensation, Nominating and Governance Committee Interlocks and Insider Participation

The current members of our CNG Committee are: Eric K. Rowinsky, M.D. (Chairman), Mark I. Greene, M.D., Ph.D., FRCP, and Y. Michael Rice. During the fiscal year ended December 31, 2016, the members of our CNG Committee were: Anton Gueth (Chairman), Eric K. Rowinsky, M.D. (Chairman), Brendan A. Ford, Mark I. Greene, M.D., Ph.D., FRCP, Y. Michael Rice and Gordon A. Troup. None of these individuals were at any time during the fiscal year ended December 31, 2016, or at any other time, an officer or employee of the Company.

No director who served on the CNG Committee during 2016 had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the CNG Committee during 2016.

Summary Compensation Table

The following table sets forth certain information concerning the annual and long-term compensation of our Named Executive Officers for the last three fiscal years.

Summary Compensation Table for Fiscal 2016

Named Executive Officer	Year	Salary	(a) Stock Awards	(b) Option Awards	(c) Non-Equity Incentive Plan Compensation	(d) All Other Compensation	TotalCompensation
Michael M. Goldberg (e)	2016	$83,077	$—	$—	$110,685	$436	$194,198
President and	2015	—	—	—	—	—	—
Chief Executive Officer	2014	—	—	—	—	—	—

Ricardo J. Gonzalez (f)	2016	$137,981	$—	$—	$—	$3,352	$141,333
President and	2015	375,000	—	—	105,001	7,692	487,693
Chief Executive Officer	2014	82,452	—	768,247	16,241	—	866,940

Frederick O. Cope, Ph.D.	2016	$279,130	$—	$—	$54,710	$6,735	$340,575
Senior Vice President and	2015	279,130	—	155,026	54,709	6,657	495,522
Chief Scientific Officer	2014	279,130	—	144,067	27,913	6,173	457,283

Thomas J. Klima (g)	2016	$270,000	$—	$—	$52,920	$2,326	$325,246
Senior Vice President and	2015	270,000	192,900	112,163	52,921	3,114	631,098
Chief Commercial Officer	2014	—	—	—	—	—	—

Brent L. Larson (h)	2016	$188,393	$—	$—	$—	$5,826	$194,219
Executive Vice President	2015	260,000	—	144,499	50,960	7,692	463,151
and Chief Financial Officer	2014	260,000	—	134,318	17,875	6,727	418,920

Jed A. Latkin (i)	2016	$163,309	$—	$39,992	$122,903	$—	$326,204
Chief Operating Officer	2015	—	—	—	—	—	—
and Chief Financial Officer	2014	—	—	—	—	—	—

William J. Regan	2016	$250,000	$—	$—	$49,000	$6,142	$305,142
Senior Vice President and	2015	250,000	—	157,896	49,001	6,410	463,307
Chief Compliance Officer	2014	250,000	—	113,587	25,000	6,280	394,867

(a)
Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718. Assumptions made in the valuation of stock awards are disclosed in Note 1(e) of the Notes to the Consolidated Financial Statements of the Company’s Form 10-K filed on March 31, 2017.
(b)
Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718. Assumptions made in the valuation of option awards are disclosed in Note 1(e) of the Notes to the Consolidated Financial Statements of the Company’s Form 10-K filed on March 31, 2017.
(c)
Amount represents the total non-equity incentive plan amounts which have been approved by the Board of Directors as of the date this filing, and are disclosed for the year in which they were earned (i.e., the year to which the service relates).
●
For 2016, the Board of Directors determined that a portion of the 2016 bonus amount payable would be paid in stock in lieu of cash. The portion of the 2016 bonus amount payable in cash is either fifty percent or thirty-three percent, as determined by the Board of Directors. As such, Dr. Cope, Mr. Klima and Mr. Regan were awarded 70,492, 50,885 and 63,135, respectively, shares of Common Stock of the Company valued at $0.52 per share, the closing price of Navidea’s Common Stock on February 6, 2017. Since these shares represent incentive compensation earned in 2016, they are reported in this column, and not included in the column “Stock Awards.” The cash portion of the 2016 bonus awards was paid on March 15, 2017.
●
For 2015, the Board of Directors initially determined that fifty percent of the 2015 bonus amount payable to certain executive officers would be paid in stock options in lieu of cash, calculated based on the Black-Scholes value of the options on the date of grant. As such, Dr. Cope, Mr. Klima, Mr. Larson and Mr. Regan were awarded, respectively, options to purchase 58,510, 56,598, 54,501 and 52,405 shares of Common Stock of the Company at an exercise price of $0.98 per share, vesting immediately upon the date of grant and expiring after ten years. Since these options represent incentive compensation earned in 2015, they are reported in this column, and not included in the column “Option Awards.” In February 2017, the Board of Directors determined that the amounts previously awarded as 2015 bonuses would be subject to the same split between cash and stock as the 2016 bonus awards. As such, Dr. Cope and Mr. Regan were awarded an additional 17,886 and 16,020, respectively, shares of Common Stock of the Company valued at $0.52 per share, the closing price of Navidea’s Common Stock on February 6, 2017. Since these shares represent incentive compensation earned in 2015, they are reported in this column, and not included in the column “Stock Awards.” The cash portion of the 2015 bonus awards was paid on March 15, 2017.
(d)
Amount represents additional compensation as disclosed in the All Other Compensation table below.
(e)
Dr. Goldberg commenced employment with the Company effective September 22, 2016. Dr. Goldberg’s annual salary is $400,000, however payment of 25% of that amount was deferred pending the sale of certain assets to Cardinal Health 414, LLC, which occurred on March 3, 2017. The salary shown in this table is equal to the actual amount paid to Dr. Goldberg during 2016. In connection with Dr. Goldberg’s appointment as Chief Executive Officer of the Company, the Board of Directors awarded options to purchase 5,000,000 shares of our Common Stock to Dr. Goldberg, subject to stockholder approval of the 2016 Plan. If approved, these stock options will vest 100% when the average closing price of the Company’s Common Stock over a period of five consecutive trading days equals or exceeds $2.50 per share, and expire on the tenth anniversary of the date of grant.
(f)
Mr. Gonzalez commenced employment with the Company effective October 13, 2014 and separated from the Company effective May 13, 2016.
(g)
Mr. Klima commenced employment with the Company effective January 1, 2015 and separated from the Company effective March 8, 2017.
(h)
Mr. Larson was approved for long term disability by the Company’s insurance carrier and separated from the Company effective October 6, 2016.
(i)
Mr. Latkin commenced employment with the Company effective April 21, 2016.

All Other Compensation

The following table describes each component of the amounts shown in the “All Other Compensation” column in the Summary Compensation table above.

All Other Compensation Table for Fiscal 2016

Named Executive Officer	Year	(a) Reimbursement of Additional Tax Liability Related to Insurance Premiums	(b) 401(k) Plan Employer Matching Contribution	(c)Opt-Out Bonus	Total All Other Compensation
Michael M. Goldberg, M.D.	2016	$436	$—	$—	$436
	2015	—	—	—	—
	2014	—	—	—	—

Ricardo J. Gonzalez	2016	$836	$2,516	$—	$3,352
	2015	2,392	5,300	—	7,692
	2014	—	—	—	—

Frederick O. Cope, Ph.D.	2016	$1,435	$5,300	$—	$6,735
	2015	1,357	5,300	—	6,657
	2014	973	5,200	—	6,173

Thomas J. Klima	2016	$2,326	$—	$—	$2,326
	2015	1,310	1,804	—	3,114
	2014	—	—	—	—

Brent L. Larson	2016	$2,007	$3,819	$—	$5,826
	2015	2,392	5,300	—	7,692
	2014	1,527	5,200	—	6,727

Jed A. Latkin	2016	$—	$—	$—	$—
	2015	—	—	—	—
	2014	—	—	—	—

William J. Regan	2016	$106	$5,036	$1,000	$6,142
	2015	110	5,300	1,000	6,410
	2014	80	5,200	1,000	6,280

(a)
Amount represents reimbursement of the lost tax benefit due to the ineligibility of our Named Executive Officers to pay their portion of medical, dental, and vision premiums on a pre-tax basis under our IRC Section 125 Plan.
(b)
Amount represents the value of the Common Stock contributed to the Named Executive Officer’s account in our 401(k) Plan as calculated on a quarterly basis.
(c)
Amount represents additional bonus paid for non-participation in the Company’s medical plan.

Grants of Plan-Based Awards

The following table sets forth certain information about plan-based awards that we made to the Named Executive Officers during fiscal 2016. For information about the plans under which these awards were granted, see the discussion under “Short-Term Incentive Compensation” and “Long-Term Incentive Compensation” in the “Compensation Discussion and Analysis” section above.

Grants of Plan-Based Awards Table for Fiscal 2016

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Underlying	Exercise Price of Option	Grant Date Fair Value of Stock and Option
Named Executive Officer	Grant Date	Threshold	Maximum	Threshold	Maximum	of Stock	Options	Awards	Awards
Michael M. Goldberg, M.D. (d)	N/A	$—	$83,013	—	—	—	—	$—	$—	(a)

Ricardo J. Gonzalez	N/A	$—	$187,500	—	—	—	—	$—	$—	(a)

Frederick O. Cope, Ph.D.	N/A	$—	$97,696	—	—	—	—	$—	$—	(a)

Thomas J. Klima	N/A	$—	$94,500	—	—	—	—	—	$—	(a)

Brent L. Larson	N/A	$—	$91,000	—	—	—	—	$—	$—	(a)

Jed A. Latkin	4/20/2016	$—	$—	—	—	—	45,000	$1.50	$29,339	(b)
	10/14/2016	$—	$—	—	—	—	20,000	$1.00	$10,653	(c)

William J. Regan	N/A	$—	$87,500	—	—	—	—	$—	$—	(a)

(a)
The threshold amount reflects the possibility that no cash bonus awards will be payable. The maximum amount reflects the cash bonus awards payable if the Board of Directors, in their discretion, awards the maximum cash bonus. The maximum cash bonus payable to Dr. Goldberg has been pro-rated beginning September 22, 2016.
(b)
These stock options vested as to 7,500 options on the 20th day of each of the first six months following the date of grant, and expire on the tenth anniversary of the date of grant.
(c)
These stock options vested as to 10,000 options on the 20th day of each of the first two months following the date of grant, and expire on the tenth anniversary of the date of grant.
(d)
In connection with Dr. Goldberg’s appointment as Chief Executive Officer of the Company on September 22, 2016, the Board of Directors awarded options to purchase 5,000,000 shares of our Common Stock to Dr. Goldberg, subject to stockholder approval of the 2016 Plan. If approved, these stock options will vest 100% when the average closing price of the Company’s Common Stock over a period of five consecutive trading days equals or exceeds $2.50 per share, and expire on the tenth anniversary of the date of grant.

Outstanding Equity Awards

The following table presents certain information concerning outstanding equity awards held by the Named Executive Officers as of December 31, 2016.

Outstanding Equity Awards Table at Fiscal 2016 Year-End

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)						MarketValue of Shares of	Equity Incentive Plan Awards
Named ExecutiveOfficer	Exercisable	Unexercisable	Option Exercise Price	Option Expiration Date	Note	Number of Shares of Stock that Have Not Vested	Stock that HaveNot Vested	Number of Unearned Shares		MarketValue of Unearned Shares (v)	Note
Michael M. Goldberg, M.D.	—	—	$1.00	9/22/2026	(p)				28,000	$17,920	(r)

Ricardo J. Gonzalez (s)

Frederick O. Cope, Ph.D.	50,000	—	$0.65	2/16/2019	(c)				50,000	$32,000	(q)
	75,000	—	$1.10	10/30/2019	(d)
	120,000	—	$1.90	12/21/2020	(e)
	127,000	—	$3.28	2/17/2022	(g)
	108,750	36,250	$3.08	2/15/2023	(h)
	66,500	66,500	$1.77	1/28/2024	(i)
	54,000	108,000	$1.65	3/26/2025	(l)
	58,510	—	$0.98	2/25/2026	(m)

Thomas J. Klima (t)	25,000	75,000	$1.89	1/1/2025	(k)
	56,598	—	$0.98	2/25/2026	(m)

Brent L. Larson (u)	50,000	—	$0.362	1/3/2018	(a)
	25,000	—	$0.59	1/5/2019	(b)
	75,000	—	$1.10	10/30/2019	(d)
	95,000	—	$1.90	12/21/2020	(e)
	88,000	—	$3.28	2/17/2022	(g)
	106,500	—	$3.08	2/15/2023	(h)
	62,000	—	$1.77	1/28/2024	(i)
	50,334	—	$1.65	3/26/2025	(l)
	54,501	—	$0.98	2/25/2026	(m)

Jed A. Latkin	45,000	—	$1.50	4/20/2026	(n)
	20,000	—	$1.00	10/14/2026	(o)

William J. Regan	20,000	—	$3.29	7/1/2021	(f)
	84,000	—	$3.28	2/17/2022	(g)
	75,000	25,000	$3.08	2/15/2023	(h)			`
	42,500	42,500	$1.77	1/28/2024	(i)
	12,500	12,500	$1.50	12/17/2024	(j)
	55,000	110,000	$1.65	3/26/2025	(l)
	52,405	—	$0.98	2/25/2026	(m)

(a)
Options were granted 1/3/2008 and vested as to one-third on each of the first three anniversaries of the date of grant.
(b)
Options were granted 1/5/2009 and vested as to one-third on each of the first three anniversaries of the date of grant.
(c)
Options were granted 2/16/2009 and vested as to one-third on each of the first three anniversaries of the date of grant.
(d)
Options were granted 10/30/2009 and vested as to one-third on each of the first three anniversaries of the date of grant.
(e)
Options were granted 12/21/2010 and vested as to one-fourth on each of the first four anniversaries of the date of grant.
(f)
Options were granted 7/1/2011 and vested as to one-fourth at the end of each of the first four quarters following the date of grant.
(g)
Options were granted 2/17/2012 and vested as to one-fourth on each of the first four anniversaries of the date of grant.
(h)
Options were granted 2/15/2013 and vest as to one-fourth on each of the first four anniversaries of the date of grant.
(i)
Options were granted 1/28/2014 and vest as to one-fourth on each of the first four anniversaries of the date of grant.
(j)
Options were granted 12/17/2014 and vest as to one-fourth on the date of grant, and one-fourth on January 28th of 2016, 2017 and 2018.
(k)
Options were granted 1/1/2015 and vest as to one-fourth on each of the first four anniversaries of the date of grant.
(l)
Options were granted 3/26/2015 and vest as to one-third on each of the first three anniversaries of the date of grant.
(m)
Options were granted 2/25/2016 and vested immediately. Options were granted in lieu of cash payment for fifty percent of the 2015 bonus payable to certain executive officers, calculated based on the Black-Scholes value of the options on the date of grant.
(n)
Options were granted 4/20/2016 and vested as to one-sixth on the 20th day of each of the first six months following the date of grant.
(o)
Options were granted 10/14/2016 and vested as to one-half on the 20th day of each of the first two months following the date of grant.
(p)
Options were granted 9/22/2016 and vest 100% when the average closing price of the Company’s Common Stock over a period of five consecutive trading days equals or exceeds $2.50 per share, subject to stockholder approval of the 2016 Plan.
(q)
Restricted shares granted February 16, 2009. Pursuant to the terms of the restricted stock agreement between the Company and Dr. Cope, the restricted shares will vest upon the commencement of patient enrollment in a Phase 3 clinical trial in humans of NAV1800. All of the restricted shares vest upon the occurrence of a change in control as defined in Dr. Cope’s employment agreement. If the employment of Dr. Cope with the Company is terminated for reasons other than a change in control before all of the restricted shares have vested, then pursuant to the terms of the restricted stock agreement all restricted shares that have not vested at the effective date of Dr. Cope’s termination shall immediately be forfeited by Dr. Cope. As a result of the Company’s decision to abandon the NAV1800 project in favor of Manocept platform development projects, the CNG Committee vested all 50,000 shares on April 25, 2017.
(r)
Restricted shares granted April 20, 2016 in connection with Dr. Goldberg’s service on the Company’s Board of Directors. Pursuant to the terms of the restricted stock agreement between the Company and Dr. Goldberg, the restricted shares will vest on the first anniversary of the date of grant. If the employment of Dr. Goldberg with the Company is terminated for reasons other than a change in control before all of the restricted shares have vested, then pursuant to the terms of the restricted stock agreement all restricted shares that have not vested at the effective date of Dr. Goldberg’s termination shall immediately be forfeited by Dr. Goldberg.
(s)
Mr. Gonzalez separated from the Company effective May 13, 2016. All of Mr. Gonzalez’s stock options were forfeited as of the date of separation.
(t)
Mr. Klima separated from the Company effective March 8, 2017. All of Mr. Klima’s stock options, if not exercised, will expire on June 6, 2017.
(u)
Mr. Larson was approved for long term disability by the Company’s insurance carrier and separated from the Company effective October 6, 2016. All of Mr. Larson’s stock options, if not exercised, will expire on October 6, 2017.
(v)
Estimated by reference to the closing market price of the Company’s Common Stock on December 31, 2016, pursuant to Instruction 3 to Item 402(p)(2) of Regulation S-K. The closing price of the Company’s Common Stock on December 31, 2016, was $0.64.

Options Exercised and Stock Vested

The following table presents, with respect to the Named Executive Officers, certain information about option exercises and restricted stock vested during fiscal 2016.

Options Exercised and Stock Vested Table for Fiscal 2016

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise (a)	Number of Shares Acquired on Vesting	Value Realized on Vesting (a)	Note
Michael M. Goldberg, M.D.	—	$—	22,000	$21,098	(b)
Ricardo J. Gonzalez	—	$—	—	$—
Frederick O. Cope, Ph.D.	—	$—	—	$—
Thomas J. Klima	—	$—	—	$—
Brent L. Larson	50,000	$23,000	—	$—	(c)
Jed A. Latkin	—	$—	—	$—
William J. Regan	—	$—	—	$—

(a)
Computed using the fair market value of the stock on the date prior to or the date of exercise or vesting, as appropriate, less the purchase price of the stock, in accordance with our normal practice.
(b)
On March 26, 2016, 22,000 shares of Dr. Goldberg’s restricted stock vested in accordance with the terms of his restricted stock agreement. The market price on the last trading day prior to the vesting date was $0.96 per share. This restricted stock was granted in connection with Dr. Goldberg’s service on the Company’s Board of Directors.
(c)
On December 8, 2016, Mr. Larson exercised 50,000 stock options in exchange for 50,000 shares of Common Stock. The market price on the last trading day prior to the exercise date was $0.73 per share.

Compensation of Non-Employee Directors

Each non-employee director received an annual cash retainer of $50,000 during the fiscal year ended December 31, 2016. The Chairman of the Company’s Board of Directors received an additional annual retainer of $30,000, the Chairman of the Audit Committee received an additional annual retainer of $10,000, and the Chairman of the CNG Committee received an additional annual retainer of $7,500 for their services in those capacities during 2016. We also reimbursed non-employee directors for travel expenses for meetings attended during 2016.

Each non-employee director also received 28,000 shares of restricted stock during 2016 as a part of the Company’s annual stock incentive grants, in accordance with the provisions of the 2014 Plan. The restricted stock granted will vest on the first anniversary of the date of grant. The aggregate number of equity awards outstanding at February 28, 2017 for each Director is set forth in the footnotes to the beneficial ownership table provided in Part III, Item 12 of the Company’s Form 10-K filed on March 31, 2017. Directors who are also officers or employees of Navidea do not receive any compensation for their services as directors.

The following table sets forth certain information concerning the compensation of non-employee Directors for the fiscal year ended December 31, 2016.

Name	(a) Fees Earned or Paid in Cash or Stock	(b),(c) Option Awards	(d),(e) Stock Awards	All Other Compensation	Total Compensation
Anthony S. Fiorino, M.D., Ph.D. (f)	$40,714	$—	$36,652	$—	$67,394
Brendan A. Ford (g)	14,251	—	—	—	97,448
Michael M. Goldberg, M.D. (h)	56,439	—	36,652	—	86,300
Mark I. Greene, M.D., Ph.D., FRCP (f)	40,714	—	36,652	—
Anton Gueth (i)	22,060	—	—	—	83,013
Y. Michael Rice (j)	38,322	—	17,665	—	66,042
Eric K. Rowinsky, M.D.	65,273	—	36,652	—	86,742
Gordon A. Troup (k)	17,761	—	36,652	—	107,523

(a)
Amount represents fees earned during the fiscal year ended December 31, 2016 (i.e., the year to which the service relates). Quarterly retainers and meeting attendance fees are paid during the quarter following the quarter in which they are earned.
(b)
Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718.
(c)
At December 31, 2016, Dr. Rowinsky held 73,764 options to purchase shares of Common Stock of the Company.
(d)
Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718.
(e)
During the year ended December 31, 2016, the non-employee directors were issued an aggregate of 168,000 shares of restricted stock which vest as to 100% of the shares on the first anniversary of the date of grant. At December 31, 2016, the non-employee directors held an aggregate of 129,000 shares of unvested restricted stock. Dr. Rowinsky held 45,000 shares of unvested restricted stock, and Drs. Fiorino and Greene and Mr. Rice each held 28,000 shares of unvested restricted stock.
(f)
Drs. Fiorino and Greene were appointed to the Board of Directors effective March 23, 2016.
(g)
Mr. Ford resigned from the Board of Directors effective March 23, 2016.
(h)
Dr. Goldberg was appointed President and Chief Executive Officer of the Company effective September 22, 2016, and therefore is no longer a non-employee director as of such date.
(i)
Mr. Gueth resigned from the Board of Directors effective March 31, 2016.
(j)
Mr. Rice was appointed to the Board of Directors effective May 4, 2016.
(k)
Mr. Troup resigned from the Board of Directors effective April 28, 2016.

PROPOSAL NO. 4 – APPROVAL OF A POTENTIAL AMENDMENT TO OUR
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT

Overview

Our Board of Directors has adopted, and is recommending that our stockholders approve, an amendment (the “Amendment”) to our amended and restated certificate of incorporation which would (i) effect a reverse stock split of our issued and outstanding Common Stock at a ratio of one-for-twenty, with such reverse stock split to be effected at such time and date, if at all, as determined by the Board of Directors in its sole discretion, and (ii) reduce the number of authorized shares of Common Stock and Preferred Stock in a proportionate ratio to the reverse stock split, rounded to the nearest whole share. As of the date of this proxy statement, we had no shares of preferred stock outstanding. The primary purpose of the reverse stock split is to raise the per share trading price of the Company’s Common Stock to broaden the Company’s investor base as many institutional investors and mutual funds have rules against purchasing a stock whose price is below a certain threshold. An increase in the Company’s share price may also enable the Company to maintain the listing of its Common Stock on the NYSE MKT.

No further action on the part of stockholders will be required to implement or abandon the reverse stock split. If the proposal is approved by stockholders and the Board determines to implement the reverse stock split, we would communicate to the public, prior to the effective date of the reverse stock split, additional details. The Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the proposal is no longer in the best interests of the Company or its stockholders.

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following the reverse stock split as that stockholder held immediately before the reverse stock split.

The form of Amendment to accomplish the reverse stock split is attached to this proxy statement as Appendix A. The following discussion is qualified in its entirety by the full text of the proposed Amendment, which is hereby incorporated by reference.

Purposes of the Reverse Stock Split

The Board of Director’s primary objective in proposing the reverse stock split is to raise the per share trading price of the Common Stock to, among other things, attract a broader investor base and to enable the Company to maintain the listing of its Common Stock on the NYSE MKT. Our Common Stock traded as low as $0.26 per share and as high as $1.51 per share during the 12-month period ended April 30, 2017. The market price of our Common Stock has been and is expected to continue to be highly volatile. The Board believes that a potential increase in the market price of our Common Stock as a result of the reverse stock split may improve marketability and liquidity of our Common Stock and further encourage interest and trading in our Common Stock. It is possible that some institutional investors and investment funds may be reluctant to invest, and, in some cases, may be prohibited from investing, in lower-priced stocks and that brokerage firms may be reluctant to recommend lower-priced stocks to their clients. The reverse stock split could increase our market price to a level that would be viewed more favorably by potential investors. Further, brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks. As a result, certain investors may also be dissuaded from purchasing lower-priced stock. A higher stock price after the reverse stock split may reduce this concern.

The Board of Directors also believes that stockholder approval of this proposal granting our Board of Directors discretion to effect the reverse stock split provides our Board of Directors with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders. Our Board of Directors’ decision as to whether and when to effect the Reverse Split will be based on a number of factors, including market conditions, general economic conditions prevailing in our industry and in the marketplace, our capitalization, existing and expected trading prices for our Common Stock, and the continued listing requirements of the NYSE MKT. Although our stockholders may approve the Reverse Split, we will not effect the Reverse Split if our Board of Directors does not deem it to be in the best interests of the Company and its stockholders.

Certain Risks Associated with Reverse Stock Split

A reverse stock split could result in a significant devaluation of the Company’s market capitalization and the trading price of our Common Stock. Although the Board expects that the reverse stock split will result in an increase in the market price of the Common Stock, it cannot assure you that the reverse stock split, if implemented, will increase the market price of the Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a permanent increase in the market price. Accordingly, the total market capitalization of the Company after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of the Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

The effect of the reverse stock split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of the Common Stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. If the reverse stock split is implemented and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split.

The reverse stock split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell. The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our Common Stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

The reverse stock split may not generate additional investor interest. While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve.

The reduced number of shares of Common Stock resulting from a reverse stock split could adversely affect the liquidity of our Common Stock. Although the Board of Directors believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the reverse stock split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split.

Impact of the Proposed Reverse Stock Split If Implemented

Effect on Authorized and Outstanding Shares. Currently, we are authorized to issue up to a total of three hundred and five million (305,000,000) shares, of which three hundred million (300,000,000) shares are Common Stock and five million (5,000,000) million shares are Preferred Stock. If the Board of Directors elects to effect the reverse stock split, we will also reduce the number of authorized shares of our Common Stock and Preferred Stock in proportion to the reverse stock split ratio of one-for-twenty. As of May 15, 2017, there were 161,898,338 shares of Common Stock outstanding and zero shares of Preferred Stock outstanding. The following table illustrates the effects of the one-for-twenty reverse stock split, without giving effect to any adjustments for fractional shares of Common Stock, on our authorized and outstanding shares of Common Stock and Preferred Stock as of May 15, 2017:

	Prior to Reverse Split Common Stock	Prior to Reverse Split Preferred Stock	Following Reverse Split Common Stock	Following Reverse Split Preferred Stock
Authorized	300,000,000	5,000,000	15,000,000	250,000
Outstanding	161,898,338	0	8,094,917	0

Except for the shares of Common Stock issuable from (i) the exercise of outstanding options, including the option issued to Dr. Goldberg for 5,000,000 (pre-split) shares exercisable at $1.00 per share (subject to adjustment) that the Board of Directors granted on September 22, 2016 pursuant to his Employment Agreement and subject to stockholder approval of the 2016 Plan, (ii) the number of shares deliverable upon vesting of restricted stock, (iii) the exercise of outstanding warrants, (iv) the conversion of outstanding convertible debt, and (v) the conversion of convertible preferred stock of our majority-owned subsidiary, Macrophage Therapeutics, Inc., the Company does not have any plans, proposals, or arrangements to issue any of our authorized but unissued shares of common stock. The issuance of any shares pursuant to the preceding sentence were all well within the number of shares authorized and available prior to the proposed reverse stock split. If the Board of Directors elects to abandon or otherwise not effect the reverse stock split for whatever reason, we will also abandon the reduction in the number of authorized shares of Common Stock and Preferred Stock.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of our Common Stock under the Exchange Act. If the proposed reverse stock split is implemented, we currently expect that the Common Stock will continue to be traded on the NYSE MKT under the symbol “NAVB.”

Effect on Existing Stockholders. After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of Common Stock. However, the proposed reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company (except to the extent that the reverse split would result in any of the stockholders owning a fractional share as described below). Proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the proposed reverse stock split (except to the extent that the reverse split would result in any stockholders owning a fractional share as described below). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of Common Stock immediately after the reverse stock split. The number of stockholders of record also will not be affected by the proposed reverse stock split (except to the extent that the reverse split would result in any stockholders owning only a fractional share as described below).

Effect on Outstanding Stock Awards; Stock Plans. The reverse stock split, when implemented, will affect outstanding restricted stock, stock option awards, warrants, convertible debt, and convertible preferred stock of our majority-owned subsidiary, Macrophage Therapeutics, Inc. The proposed reverse stock split will also reduce the number of shares of Common Stock issuable under the Company’s 2014 Stock Incentive Plan (“2014 Plan”). The total number of securities to be issued upon exercise of outstanding options includes 1,349,401 issued under the 2014 Plan and 2,031,214 issued under the Company’s 2002 Stock Incentive Plan (which plan has expired and no new grants may be made from it). The stock option granted to Dr. Goldberg for 5,000,000 shares of our Common Stock, subject to stockholder approval of the 2016 Plan, will also be adjusted to reflect the reverse stock split. The per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of Common Stock issuable upon the exercise of all outstanding option awards and the vesting of all unvested restricted stock will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon exercise of such option awards will be reduced proportionately following the reverse stock split.

Accounting Consequences

The par value per share of our Common Stock will remain unchanged at $0.001 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on the Company’s balance sheet attributable to our Common Stock will be reduced proportionately from its present amount, and the additional paid in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Treatment of Fractional Shares

No fractional shares of Common Stock will be issued in connection with the reverse stock split. Upon the proposed Amendment becoming effective pursuant to the Delaware General Corporation Law (the “Effective Time”), holders shall be entitled to a cash payment for all fractional shares held prior to the Effective Time.

After the reverse stock split, then current stockholders will have no further interest in the Company with respect to fractional shares. Such stockholders will only be entitled to receive the cash payment described above. Such cash payments may reduce the number of post-split stockholders to the extent that there are stockholders holding fewer than the number of pre-split shares within the exchange ratio that is determined by the Board as described above; however, this is not the purpose of the reverse stock split.

Stockholders should be aware that under the escheat laws of the relevant jurisdictions, cash payments not timely claimed after the effective date of the reverse stock split may be required to be paid to designated agents for the relevant jurisdictions, without interest.

Effect on Registered Certificated Shares

Some registered stockholders hold their shares of Common Stock in certificate form or a combination of certificate and book-entry form. If any of your shares of Common Stock are held in certificate form, you will receive a letter of transmittal from the Company’s exchange agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-split shares to the exchange agent. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares either in certificate form or electronically in book-entry form under the direct registration system. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Treatment of Fractional Shares.” No new stock certificates or payments in lieu of fractional shares will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) to the exchange agent.

Beginning at the Effective Time of the reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Effect on Registered Book-Entry Holders

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

●
If you hold shares in a book-entry form, you do not need to take any action to receive your post-split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

●
If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the Company’s exchange agent completes the aggregation and sale described above in “Treatment of Fractional Shares.” By signing and cashing this check, you will warrant that you owned the shares for which you receive a cash payment.

Effect on Non-registered Stockholders

Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by the Company for registered stockholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a general summary of certain U.S. federal income tax consequences of the reverse stock split to our stockholders. This summary does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences or any U.S. federal non-income tax consequences. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, stockholders who are not U.S. Holders (defined below), broker-dealers, tax-exempt entities, entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes and partners and investors therein, stockholders subject to the alternative minimum tax or net investment income tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and stockholders who hold our Common Stock as “qualified small business stock”. Other stockholders may also be subject to special tax rules, including, but not limited to, stockholders that received Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging or conversion transaction for U.S. federal income tax purposes. This summary also assumes that you are a U.S. Holder (defined below) who has held, and will hold, shares of Common Stock as a “capital asset,” as defined in the Code, i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the reverse stock split (whether or not such transactions are in connection with the reverse stock split), including, without limitation, the exercise of options or rights to purchase Common Stock in anticipation of the reverse stock split.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term “U.S. Holder” means a stockholder that is, for U.S. federal income tax purposes: a citizen or resident of the United States; a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to U.S. federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Company’s view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts, and either could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been or will be obtained in connection with the reverse stock split.

No gain or loss should be recognized by a U.S. Holder upon such holder’s exchange of pre-reverse stock split shares of Common Stock for post-reverse stock split shares of Common Stock pursuant to the reverse stock split, except with respect to cash, if any, received in lieu of fractional shares, as described below. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the holder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor (excluding any amount allocable to a fractional share for which cash is received). The holder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

In general, the receipt of cash by a U.S. Holder in lieu of a fractional share of post-reverse stock split Common Stock will result in a taxable gain or loss to such U.S. Holder for U.S. federal income tax purposes. The amount of the taxable gain or loss to the U.S. Holder will be determined based upon the difference between the amount of cash received by such U.S. Holder and the amount of pre-reverse stock split basis allocable to the fractional share. The gain or loss recognized will generally constitute capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year as of the effective date of the reverse stock split. Long-term capital gains of non-corporate holders are, under certain circumstances, taxed at lower rates than items of ordinary income. There are limitations on the deductibility of capital losses under the Code.

Holders of shares of Company Common Stock who owned at least five percent (by vote or value) of the total outstanding shares of Company stock, or owned Company stock with a tax basis of $1 million or more, are required to attach a statement to their tax returns for the year in which the reverse stock split occurs that contains the information set forth in Treasury Regulations Section 1.368-3(b), including the fair market value and tax basis of the Company Common Stock subject to the reverse stock split, as determined immediately before the reverse stock split.

A U.S. Holder may be subject to information reporting with respect to the receipt of cash in lieu of a fractional share of post-reverse stock split Common Stock. U.S. Holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (generally by submitting a properly completed IRS Form W-9, or, if appropriate, another withholding form) may also be subject to backup withholding, currently at a rate of 28%, and may be subject to additional penalties imposed by the Internal Revenue Service. Any amount withheld under such rules is not an additional tax and may be refunded or credited against your U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

No Dissenters’ Rights

The holders of shares of Common Stock will have no dissenters’ rights of appraisal under Delaware law, the Amended and Restated Certificate of Incorporation or the Bylaws with respect to the proposed Amendment to accomplish the reverse stock split.

Required Vote

Approval of the reverse stock split requires the affirmative vote of a majority of our outstanding Common Stock entitled to vote at the Annual Meeting.

The Board of Directors recommends that our stockholders vote “FOR” approval of the amendment to our Amended and Restated Certificate of Incorporation.

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee consults with our Chief Operating Officer and Chief Financial Officer and other key members of our management and with our independent registered public accounting firm with regard to their year-end audit plan, the results of its quarterly reviews conducted in accordance with Public Company Accounting Oversight Board (“PCAOB”) Interim Standard AU 722, the auditor’s report of audit, and the accompanying management letter, if any; and consults with our Chief Operating Officer and Chief Financial Officer and other key members of our management and with our independent registered public accounting firm with regard to the adequacy of our internal accounting controls.

In fulfilling its responsibilities, the Audit Committee selected Marcum LLP (“Marcum”) as our independent registered public accounting firm for purposes of auditing our financial statements for the fiscal year ended December 31, 2016. The Audit Committee has reviewed and discussed with management and Marcum our audited financial statements; discussed with Marcum the matters required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committee); received the written disclosures and the letter from Marcum required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Marcum its independence from our Company.

Based on the reviews and discussions with management and Marcum, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and filed with the SEC.

The Board of Directors evaluated the independence of each member of the Audit Committee. As part of its evaluation, the Board of Directors determined, in the exercise of its business judgment, that each of Drs. Fiorino and Rowinsky, and Mr. Rice, is independent under Section 803A of the NYSE MKT Company Guide and is financially literate.

Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities under the charter for the period ended December 31, 2016, were met and that our financial reporting and audit processes are functioning effectively.

Submitted by the Audit Committee
of the Board of Directors:

Y. Michael Rice, Chairman
Anthony S. Fiorino, M.D., Ph.D.
Eric K. Rowinsky, M.D., Ph.D.

PROPOSAL NO. 5 – RATIFICATION OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Marcum was engaged as the Company’s principal accountant on May 9, 2016, and has audited the Company’s financial statements for the year ended December 31, 2016. The Audit Committee has selected Marcum as the Company’s independent registered public accounting firm for purposes of auditing our financial statements for the current year ending December 31, 2017. Although not required, the Board of Directors is submitting its selection to the stockholders of the Company for ratification. The Board of Directors will reconsider the appointment of Marcum if its selection is not ratified by the stockholders. A representative of Marcum is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions of stockholders.

The Board of Directors recommends that our stockholders vote “FOR” ratification of the appointment of Marcum.

Change in independent registered public accountants

As reported in the Company’s Current Report on Form 8-K filed on May 9, 2016, by letter dated May 3, 2016, the Company was informed by its former independent registered public accounting firm, BDO USA, LLP (“BDO”), that BDO was resigning as the Company’s independent registered public accounting firm. BDO did not provide any reason for its resignation. The Company’s Board of Directors did not recommend or approve the resignation.

The audit reports of BDO on the Company’s financial statements as of and for the years ended December 31, 2014 and December 31, 2015 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit report for the year ended December 31, 2015 contained a paragraph stating that the Company did not maintain, in all material respects, effective internal control over financial reporting as of December 31, 2015 based on the Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria).

During the fiscal years ended December 31, 2014 and December 31, 2015, there were (i) no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement(s) in connection with its audit reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, other than the material weakness identified in BDO’s report for the year ended December 31, 2015.

BDO furnished the Company with a letter addressed to the SEC indicating that it agrees with the foregoing statements insofar as they relate to BDO. A copy of this letter was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on May 9, 2016.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees. The aggregate fees billed and expected to be billed for professional services rendered by Marcum LLP, primarily related to the audit of the Company’s annual consolidated financial statements for the 2016 fiscal year, the audit of the Company’s internal control over financial reporting as of December 31, 2016, and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2016 fiscal year were $331,627 (including direct engagement expenses).

The aggregate fees billed for professional services rendered by BDO, primarily related to the audit of the Company’s annual consolidated financial statements for the 2015 fiscal year, the audit of the Company’s internal control over financial reporting as of December 31, 2015, and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2015 fiscal year were $259,915 (including direct engagement expenses).

Audit-Related Fees. No fees were billed by Marcum for audit-related services for the 2016 fiscal year. No fees were billed by BDO for audit-related services for the 2015 fiscal year.

Tax Fees. No fees were billed by Marcum for tax-related services for the 2016 fiscal year. No fees were billed by BDO for tax-related services for the 2015 fiscal year.

All Other Fees. No fees were billed by Marcum for services other than the audit, audit-related and tax services for the 2016 fiscal year. No fees were billed by BDO for services other than the audit, audit-related and tax services for the 2015 fiscal year.

Pre-Approval Policy. The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor or other registered public accounting firm, subject to the de minimis exceptions for permitted non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to completion of the audit. The Audit Committee, through the function of the Chairman, has given general pre-approval for 100% of specified audit, audit-related, tax and other services.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics is posted on our website at www.navidea.com. The code of business conduct and ethics may also be obtained free of charge by writing to Navidea Biopharmaceuticals, Inc., Attn: Chief Financial Officer, 5600 Blazer Parkway, Suite 200, Dublin, Ohio 43017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We adhere to our Code of Business Conduct and Ethics, which states that no director, officer or employee of Navidea should have any personal interest that is incompatible with the loyalty and responsibility owed to our Company. We adopted a written policy regarding related party transactions in December 2015. When considering whether to enter into or ratify a related party transaction, the Audit Committee considers a variety of factors including, but not limited to, the nature and type of the proposed transaction, the potential value of the proposed transaction, the impact on the actual or perceived independence of the related party and the potential value to the Company of entering into such a transaction. All proposed transactions with a potential value of greater than $120,000 must be approved or ratified by the Audit Committee.

SEC disclosure rules regarding transactions with related persons require the Company to provide information about transactions with directors and executive officers as a related persons, even though they may not have been related persons at the time the Company entered into the transactions described below.

Dr. Michael Goldberg, our President and Chief Executive Officer, previously managed a portfolio of funds for Platinum from May 2007 until December 2013. In 2011, he made an initial investment of $1.5 million in PPVA as a passive investor. Dr. Goldberg believes his current investment balance is approximately $1.4 million after giving effect to prior redemptions and reinvestments. Dr. Goldberg was not a member of the management of any of the Platinum entities; rather he solely had control over the trading activities of a portfolio of health care investments from funds allocated to him from the Platinum funds. Dr. Goldberg was responsible for all investments made by Platinum in the Company and for the trading in the Company’s securities up until he joined the Company’s Board of Directors in November 2013, at which time he relinquished all control over the trading of the Company’s securities held by all of the Platinum entities. On December 13, 2013, Dr. Goldberg formally separated from Platinum and had no further role in managing their health care portfolio. As part of his separation from Platinum, Dr. Goldberg entered into a settlement agreement, dated March 28, 2014, and amended on June 11, 2015, with PPVA pursuant to which Dr. Goldberg was entitled to receive a beneficial ownership interest in 15% of (1) all securities held by Platinum at the time of his separation from Platinum which included, without limitation, warrants to purchase the Company’s Common Stock, and (2) the drawn amounts from the Platinum debt facility. In furtherance of the foregoing, on October 17, 2016, Platinum transferred warrants to acquire an aggregate of 5,411,850 shares of our Common Stock to Dr. Goldberg, which warrants were exercised in full by Dr. Goldberg on January 17, 2017 resulting in gross proceeds to the Company of $54,119.

In connection with the closing of the sale of its assets used, held for use, or intended to be used in operating its business of developing, manufacturing and commercializing a product used for lymphatic mapping, lymph node biopsy, and the diagnosis of metastatic spread to lymph nodes for staging of cancer to Cardinal Health 414, LLC (the “Asset Sale”), the Company repaid to Platinum Partners Capital Opportunities Fund, L.P. (“PPCO”) an aggregate of approximately $7.7 million in partial satisfaction of the Company’s liabilities, obligations and indebtedness under the Platinum Loan Agreement between the Company and Platinum-Montaur (the “Platinum Loan Agreement”), which, to the extent of such payment, were transferred by Platinum-Montaur to PPCO. The Company was informed by PPVA that it was the owner of the balance of the Platinum-Montaur loan. Such balance of approximately $1.9 million was due upon closing of the Asset Sale but withheld by the Company and not paid to anyone as it is subject to competing claims of ownership by both Dr. Michael Goldberg, the Company’s President and Chief Executive Officer, and PPVA.

If Dr. Goldberg is determined to be the owner of the remaining debt under the Platinum Loan Agreement, he has agreed to not require repayment by the Company of any debt transferred to him until the original maturity date of September 30, 2021, and has agreed to release any financial covenants and securitization requirements. Pursuant to a settlement agreement, dated as of June 16, 2016, among the Company, PPVA, Platinum-Montaur and others, Platinum agreed to forgive interest owed on its credit facility with the Company in an amount equal to 6%, effective July 1, 2016, making the effective annual interest rate on the Platinum debt 8.125% as of December 31, 2016.

Jed A. Latkin, our Chief Operating Officer and Chief Financial Officer, was an independent consultant that served as a portfolio manager from 2011 through 2015 for two entities, namely Precious Capital and West Ventures, each of which were during that time owned and controlled, respectively, by PPVA and PPCO. Mr. Latkin was party to a consulting agreement with each of Precious Capital and West Ventures pursuant to which, as of April 2015, an aggregate of approximately $13 million was owed to him, which amount was never paid and Mr. Latkin has no information as to the current value. Mr. Latkin’s consulting agreements were terminated upon his ceasing to be an independent consultant in April 2015 with such entities. During his consultancy, Mr. Latkin was granted a .5% ownership interest in each of Precious Capital and West Ventures, however, to his knowledge he no longer owns such interests. In addition, PPVA owes Mr. Latkin $350,000 for unpaid consulting fees earned and expenses accrued in 2015 in respect of multiple consulting roles with them. Except as set forth above, Mr. Latkin has no other past or present affiliations with Platinum.

Dr. Eric Rowinsky, our current Chairman, was recommended for appointment to the Company’s Board of Directors by Dr. Goldberg at a time when Dr. Goldberg was affiliated with Platinum and has, since that time, been elected by the Company’s stockholders to continue to serve as an independent director. At no time has Dr. Rowinsky been affiliated, or in any way related to, any of the Platinum entities.

In March 2015, Macrophage Therapeutics, Inc. (“MT”) entered into an agreement to sell up to 50 shares of its Series A Convertible Preferred Stock (“MT Preferred Stock”) and warrants to purchase up to 1,500 common shares of MT (“MT Common Stock”) to Platinum and Dr. Michael Goldberg (collectively, the “MT Investors”) for a purchase price of $50,000 per share of MT Preferred Stock. On March 13, 2015, we announced that definitive agreements with the MT Investors had been signed for the sale of the first tranche of 10 shares of MT Preferred Stock and warrants to purchase 300 shares of MT Common Stock to the MT Investors, with gross proceeds to Macrophage Therapeutics of $500,000. Under the agreement, 40% of the MT Preferred Stock and warrants are committed to be purchased by Dr. Goldberg, and the balance by Platinum. The full 50 shares of MT Preferred Stock and warrants to be sold under the agreement are convertible into and exercisable for MT Common Stock representing an aggregate 1% interest on a fully converted and exercised basis.

In addition, we entered into an exchange agreement with the MT Investors providing them an option to exchange their MT Preferred Stock for our Common Stock in the event that MT has not completed a public offering with gross proceeds to MT of at least $50 million by the second anniversary of the closing of the initial sale of MT Preferred Stock, at an exchange rate per share obtained by dividing $50,000 by the greater of (i) 80% of the twenty-day volume weighted average price per share of our Common Stock on the second anniversary of the initial closing or (ii) $3.00. To the extent that the MT Investors do not timely exercise their exchange right, we have the right to redeem their MT Preferred Stock for a price equal to $58,320 per share. We also granted MT an exclusive license for potential therapeutic applications of the Manocept technology.

During 2016, the largest aggregate amount of principal outstanding under the Platinum credit facility was $9.5 million, and as of April 30, 2017, the amount of principal outstanding was $1.9 million.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of shares of our Common Stock by: (i) each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, (ii) each director or nominee for director of our Company, (iii) each of the Named Executive Officers (see “Executive Compensation – Summary Compensation Table”), and (iv) our directors and executive officers as a group.

Beneficial Owner	Number of Shares Beneficially Owned (*)		Percent of Class (**)
Frederick O. Cope, Ph.D.	1,013,853	(a)	—	(m)
Anthony S. Fiorino, M.D., Ph.D.	28,000		—	(m)
Michael M. Goldberg, M.D.	5,815,002	(b)	—	(m)
Ricardo J. Gonzalez	—	(c)	—	(m)
Mark I. Greene, M.D., Ph.D., FRCP	57,244		—	(m)
Thomas J. Klima	208,533	(d)	—	(m)
Brent L. Larson	979,619	(e)	—	(m)
Jed A. Latkin	65,000	(f)	—	(m)
William J. Regan	565,867	(g)	—	(m)
Y. Michael Rice	28,000	(h)	—	(m)
Eric K. Rowinsky, M.D.	315,210	(i)	—	(m)
All directors and executive officers as a group (8 persons)	7,888,176	(j)(n)	4.8%
Cardinal Health, Inc.	10,000,000	(k)	6.2%
Platinum-Montaur Life Sciences, LLC	16,173,644	(l)	9.9%

(*)
Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.
(**)
Percent of class is calculated on the basis of the number of shares outstanding on May 15, 2017, plus the number of shares the person has the right to acquire within 60 days of May 15, 2017.
(a)
This amount includes 783,260 shares issuable upon exercise of options which are exercisable within 60 days and 16,401 shares in Dr. Cope’s account in Navidea Biopharmaceutical, Inc.’s 401(k) Plan (the “401(k) Plan”), but it does not include 87,250 shares issuable upon exercise of options which are not exercisable within 60 days.
(b)
This amount does not include 5,000,000 shares issuable upon exercise of options which are not exercisable within 60 days and are subject to stockholder approval of the 2016 Plan. It also does not include any Common Stock to be issued upon exercise of the conversion rights related to the transfer to Dr. Goldberg of a 15% interest in the Platinum loan agreement, as amended, pursuant to a Separation Agreement dated March 28, 2014, and amended effective June 11, 2015, between Dr. Goldberg and Platinum.
(c)
Mr. Gonzalez separated from the Company effective May 13, 2016. All of Mr. Gonzalez’s stock options were forfeited as of the date of separation.
(d)
Mr. Klima separated from the Company effective March 8, 2017. This amount is based on Mr. Klima’s most recent SEC ownership filings as well as the Company’s best knowledge and belief. This amount includes 156,598 shares issuable upon exercise of options which are exercisable within 60 days and 1,050 shares in Mr. Klima’s account in the 401(k) Plan.
(e)
Mr. Larson separated from the Company effective October 6, 2016. This amount is based on Mr. Larson’s most recent SEC ownership filings as well as the Company’s best knowledge and belief. This amount includes 606,335 shares issuable upon exercise of options which are exercisable within 60 days and 101,047 shares in Mr. Larson’s account in the 401(k) Plan.
(f)
This amount includes 65,000 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 1,000,000 shares issuable upon exercise of options which are not exercisable within 60 days.
(g)
This amount includes 448,905 shares issuable upon exercise of options which are exercisable within 60 days and 7,807 shares in Mr. Regan’s account in the 401(k) Plan, but it does not include 82,500 shares issuable upon exercise of options which are not exercisable within 60 days.
(h)
This amount includes 28,000 shares of unvested restricted stock which are scheduled to vest within 60 days.
(i)
This amount includes 73,764 shares issuable upon exercise of options which are exercisable within 60 days.
(j)
This amount includes 28,000 shares of unvested restricted stock which are scheduled to vest within 60 days, 1,370,929 shares issuable upon exercise of options which are exercisable within 60 days, and 24,208 shares held in the 401(k) Plan on behalf of certain officers, but it does not include 6,169,750 shares issuable upon the exercise of options which are not exercisable within 60 days. The Company itself is the trustee of the 401(k) Plan and may, as such, share investment power over Common Stock held in such plan. The trustee disclaims any beneficial ownership of shares held by the 401(k) Plan. The 401(k) Plan holds an aggregate total of 216,425 shares of Common Stock.
(k)
The number of shares beneficially owned is based on a Schedule 13G filed by Cardinal Health, Inc. with the SEC on March 13, 2017. This amount includes 10,000,000 shares of Common Stock issuable upon exercise of Series NN warrants at an exercise price of $2.50 per share. The address of Cardinal Health, Inc. is 7000 Cardinal Place, Dublin, OH 43017.
(l)
The number of shares beneficially owned is based on a Schedule 13D/A filed by Platinum-Montaur (together with its affiliates, “Platinum”) with the SEC on June 28, 2016. This amount includes (i) 13,964,519 shares of our Common Stock, and (ii) 2,209,125 shares of Common Stock issuable upon exercise of Series LL warrants (the “Series LL Warrants”) at an exercise price of $0.01 per share. The Series LL Warrants provide that the holder may not exercise any portion of the warrants to the extent that such exercise would result in the holder and its affiliates together beneficially owning more than 9.99% of the outstanding shares of Common Stock, except on 61 days’ prior written notice to Navidea that the holder waives such limitation (the blocker). Accordingly, this amount excludes 2,156,155 shares of Common Stock underlying the Series LL Warrants that are subject to the blocker. The address of Platinum is 250 West 55th Street, 14th Floor, New York, NY 10019.
(m)
Less than one percent.
(n)
The address of all directors and executive officers is c/o Navidea Biopharmaceuticals, Inc., 5600 Blazer Parkway, Suite 200, Dublin, OH 43017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of our securities with the SEC. Copies of the reports are required by SEC regulation to be furnished to us. Based on our review of these reports and written representations from reporting persons, we believe that all reporting persons complied with all filing requirements during the fiscal year ended December 31, 2016, except for: (1) Anthony S. Fiorino, M.D., Ph.D., Michael M. Goldberg, M.D., Mark I. Greene, M.D., Ph.D., FRCP, Y. Michael Rice, Eric K. Rowinsky, M.D., and Gordon A. Troup, who each had one late Form 4 filing related to restricted stock issued as part of the annual board retainer; (2) Anthony S. Fiorino, M.D., Ph.D. and Mark I. Greene, M.D., Ph.D., FRCP each had one late Form 3 filing related to their initial appointment to the Board of Directors; (3) Eric K. Rowinsky, M.D. had one late Form 4 filing related to stock issued in lieu of cash for payment of board retainers; and (4) Jed A. Latkin had one late Form 4 filing related to stock options issued in connection with his continued employment.

COST OF SOLICITATION OF PROXIES

We will pay the cost of this solicitation. We may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

GOVERNANCE MATERIALS AVAILABLE ON OUR WEBSITE

Stockholders may find the following information on the Company’s website at www.navidea.com.

●
Navidea’s Code of Business Conduct and Ethics

●
Management and Board of Director biographies

●
Information regarding securities transactions by directors and officers

●
Standing Committee Charters for Audit Committee and Compensation and Nominating and Governance Committee

STOCKHOLDER PROPOSALS

A stockholder proposal intended for inclusion in the proxy statement and form of proxy for the Annual Meeting of Stockholders of the Company to be held in 2018 must be received by the Company before January 19, 2018, at its executive offices, Attention: Corporate Secretary. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Exchange for presentation at our 2018 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after April 4, 2018.

A stockholder who wishes to nominate a candidate for election to the Board of Directors must follow the procedures set forth in Article III, Section 2 of our Bylaws. A copy of these procedures is available upon request from the Company at 5600 Blazer Parkway, Suite 200, Dublin, OH 43017, Attention: Corporate Secretary. In order for a stockholder to nominate a candidate for the Board of Directors election at the 2018 Annual Meeting, notice of the nomination must be delivered to the Company’s executive offices, Attention: Corporate Secretary, before January 19, 2018.

OTHER BUSINESS

The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION BY REFERENCE

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The Company’s filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated May 19, 2017. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided or vote through the Internet or by telephone as described in the enclosed proxy card.

Appendix A

FORM OF CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Navidea Biopharmaceuticals, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST:  Effective upon the effective time of this Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Split Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Split Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Split Effective Time are reclassified into a smaller number of shares such that each twenty shares of Common Stock immediately prior to the Split Effective Time shall be automatically reclassified into one share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued in the reclassification and, in lieu thereof any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification, following the Split Effective Time, shall be entitled to receive a cash payment equal to the fair value thereof. Each stock certificate that, immediately prior to the Split Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Split Effective Time shall, from and after the Split Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Split Effective Time).

SECOND:  Section 4.1 of ARTICLE FOUR of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

“4.1 Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 15,250,000 shares, consisting of:

(a)
15,000,000 shares of Common Stock, par value $.001 per share (the “Common Stock”);
(b)
250,000 shares of Preferred Stock, par value $.001 per share (the “Preferred Stock”).”

THIRD: This Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed this _______ day of ________________, 2017.

NAVIDA BIOPHARMACEUTICALS, INC.

By:
Name:
Title:
A-1

NAVIDEA BIOPHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 29, 2017, 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael M. Goldberg, M.D. and Jed A. Latkin, and each of them, severally, with full power of substitution, as proxies for the undersigned, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock, par value $0.001 per share, of Navidea Biopharmaceuticals, Inc. held of record by the undersigned on May 15, 2017, at a Annual Meeting of Stockholders to be held on June 29, 2017, or any adjournment thereof, with all the power the undersigned would possess if present in person.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS (PROPOSAL 1), FOR PROPOSALS 2, 4, AND 5, 3 YEARS ON PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Continued and to be signed on reverse side

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.
Election of Directors:

Nominees

01	Michael M. Goldberg, M.D.	02	Mark I. Greene, M.D., Ph.D., FRCP

 FOR all the nominees listed above (except as marked to the contrary)
 WITHHOLD AUTHORITY to vote for all nominees listed above.

The undersigned may withhold authority to vote for any nominee by lining through or otherwise striking out the name of any nominee.

The Board of Directors recommends you vote FOR proposals 2, 4, and 5, and 3 YEARS on proposal 3.

2.
To approve, on an advisory non-binding basis, the compensation of the Company’s named executive officers.

 FOR
 AGAINST
 ABSTAIN

3.
To approve, on an advisory non-binding basis, the frequency of voting on the compensation of the Company’s named executive officers.

3 YEARS	2 YEARS	1 YEAR	ABSTAIN

4.
To approve a potential amendment to the Company’s amended and restated certificate of incorporation to effect a one-for-twenty reverse stock split.

 FOR
 AGAINST
 ABSTAIN

5.
To ratify the appointment of Marcum LLP as our independent registered public accounting firm for 2017.

 FOR
 AGAINST
 ABSTAIN

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature	Date

Signature (Joint Owners)	Date